UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

Filed by the Registrant ☒   Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

AirTran Holdings, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

Fee paid previously with preliminary materials.

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

April 17, 2006

Dear Stockholder,

On behalf of your board of directors and management, you are cordially invited to attend AirTran Holdings Inc.’s 2006 Annual Meeting of Stockholders to be held on Wednesday, May 24, 2006 at the Crowne Plaza—Quaker Square in Akron, Ohio. The meeting will begin at 11:00 a.m., Eastern Daylight Savings Time. This booklet includes the formal notice of meeting and the proxy statement. You will find information regarding admission to the annual meeting and the business to be conducted on the following pages.

Stockholders of record at the close of business on March 31, 2006 are entitled to vote at the annual meeting. Whether or not you plan to attend, we encourage you to read the proxy statement and vote as soon as possible. You may vote by completing, signing, dating and returning the enclosed proxy card in the envelope provided, or by following the Internet or telephone voting procedures described on the proxy card. Also, we encourage you to elect to receive future annual reports, proxy statements and other materials over the Internet by following the instructions in this booklet. This electronic means of communication is quick and convenient and can save us a substantial amount of money in printing and postage costs.

If you plan to attend the annual meeting, please indicate your plans when you cast your vote by telephone or Internet, or mark the appropriate box on the proxy card.

Sincerely yours,

Richard P. Magurno

Senior Vice President,

General Counsel and Secretary

2006 ANNUAL MEETING OF STOCKHOLDERS

NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

i

ii

Official Notice of Annual Meeting of Stockholders

TIME	Registration Begins:	10:00 a.m., Eastern Daylight Savings Time
	Meeting Begins:	11:00 a.m., Eastern Daylight Savings Time

DATE	Wednesday, May 24, 2006

PLACE	Crowne Plaza – Quaker Square 135 South Broadway Akron, Ohio 44308

ITEMS OF BUSINESS	(1) To elect three Class I directors for a term of three years each;

(2)    To approve amendments to the Company’s 2002 Long-Term
Incentive Plan; and

(3)    To transact such other business as may properly come before the meeting.

RECORD DATE	You are entitled to vote at the annual meeting if you were a stockholder of record at the close of business on Friday, March 31, 2006.

FINANCIAL STATEMENTS	Audited financial statements for the year ended December 31, 2005, and the related Management’s Discussion and Analysis of Financial
Condition and Results of Operations are included in Form 10-K, such portions of which are also contained in the Annual Report included in this mailing.

ANNUAL MEETING ADMISSION	To attend the annual meeting you must have an a valid proof of identification and other proof of beneficial ownership of AirTran
Holdings Inc. shares (such as a brokerage statement reflecting your stock ownership as of March 31, 2006).

VOTING BY PROXY	Your vote is important. Please vote by using the Internet, by telephone or by signing and returning the enclosed proxy card as soon as possible to ensure your representation at the annual meeting.
Your proxy card contains instructions for each of these voting options.

By Order of the Board of Directors,

Richard P. Magurno

April 17, 2006

AIRTRAN HOLDINGS, INC.

9955 AirTran Boulevard

Orlando, Florida 32827

(407) 251-5600

PROXY STATEMENT

FOR 2006 ANNUAL MEETING OF STOCKHOLDERS

GENERAL INFORMATION

We are providing these proxy materials to you in connection with the solicitation of proxies by the board of directors of AirTran Holdings, Inc. for the 2006 annual meeting of our stockholders to be held on May 24, 2006, and any adjournment or postponement of the annual meeting. In this proxy statement, we refer to AirTran Holdings, Inc., as “AirTran,” the “Company,” “we,” or “us.”

We are holding our annual meeting of stockholders at Crowne Plaza—Quaker Square, 135 South Broadway, Akron, Ohio 44308 on Wednesday, May 24, 2006, at 11:00 a.m. Eastern Daylight Savings Time. We intend to mail this proxy statement and accompanying form of proxy to our stockholders starting on or about April 17, 2006. Our annual report for the year ended December 31, 2005, is being sent to each stockholder of record along with this proxy statement.

ABOUT THE MEETING

At our annual meeting, our stockholders will act upon the matters outlined in the accompanying notice of meeting, including the election of directors and proposed amendments to our 2002 Long-Term Incentive Plan. In addition, our management will report on our performance during the 2005 year and respond to questions from stockholders.

VOTING INFORMATION

All shares represented by properly executed proxies received by the board of directors pursuant to this solicitation will be voted in accordance with the stockholder’s directions specified on the proxy. If no directions have been specified by marking the appropriate places on the accompanying proxy card, the shares will be voted in accordance with the board’s recommendations which are:

•	FOR the election of Joseph B. Leonard, Lewis H. Jordan and Don L. Chapman, as Class I directors of the Company for a three year term; and

•	FOR amendment of the Company’s 2002 Long-Term Incentive Plan.

A stockholder signing and returning the accompanying proxy has the power to revoke it at any time prior to its exercise by delivering to the Company a later dated proxy or by giving notice to the Company in writing or at the meeting, but without affecting any vote previously taken.

Record Date

You may vote all shares that you owned as of March 31, 2006, which is the record date for the annual meeting. On March 31, 2006, we had 89,514,981 common shares outstanding. Each common share is entitled to one vote on each matter properly brought before the meeting.

Ownership Of Shares

If your shares are registered directly in your name, you are the holder of record of these shares, and we are sending these proxy materials directly to you. As the holder of record, you have the right to give your proxy directly to us, give your voting instructions by telephone or by the Internet, or vote in person at the annual meeting. If you hold your shares in a brokerage account or through a bank or other holder of record, you hold the shares in “street name,” and your broker, bank or other holder of record is sending these proxy materials to you. As a holder in street name, you have the right to direct your broker, bank or other holder of record how to vote by filling out a voting instruction form that accompanies your proxy materials. Regardless of how you hold your shares, we invite you to attend the annual meeting.

Electronic Delivery

As an alternative to receiving printed copies of these materials in future years, you may elect to receive and access future annual meeting materials electronically. If your shares are registered directly in your name with American Stock Transfer & Trust Company, our stock registrar and transfer agent, you can choose to receive and access future annual meeting materials electronically by going to the website www.amstock.com and clicking on “Stockholder Services” or by following the instructions provided when voting via the Internet. If your shares of Company stock are held in a brokerage account, please refer to the information provided by your bank, broker or nominee for instructions on how to elect to view future annual meeting materials over the Internet.

How To Vote

Your Vote Is Important. We encourage you to vote promptly. Internet and telephone voting is available through 11:59 p.m. Eastern time on Tuesday, May 23, 2006 for all shares. You may vote in one of the following ways:

By Telephone: If you are located in the U.S., you can vote your shares by calling the toll-free telephone number on your proxy card or in the instructions that accompany your proxy materials. You may vote by telephone 24 hours a day. The telephone voting system has easy-to-follow instructions and allows you to confirm that the system has properly recorded your votes. If you vote by telephone, you do not need to return your proxy card.

By Internet: You can also vote your shares by the Internet. Your proxy card indicates the Web site you may access for Internet voting. You may vote by the Internet 24 hours a day. As with telephone voting, you will be able to confirm that the system has properly recorded your votes. If you are an owner in street name, please follow the Internet voting instructions that accompany your proxy materials. You may incur telephone and Internet access charges if you vote by the Internet.

By Mail: If you are a holder of record, you can vote by marking, dating, and signing your proxy card and returning it by mail in the enclosed postage-paid envelope. If you hold your shares in street name, please complete and mail the voting instruction card.

At The Annual Meeting: The way you vote your shares now will not limit your right to change your vote at the annual meeting if you attend in person. If you hold your shares in street name, you must obtain a proxy, executed in your favor, from the holder of record if you wish to vote these shares at the meeting.

All shares that have been properly voted and not revoked will be voted at the meeting. If you sign and return your proxy card without any voting instructions, your shares will be voted as the board of directors recommends.

Revocation Of Proxies: You can revoke your proxy at any time before your shares are voted if you: (1) submit a written revocation to our corporate secretary; (2) submit a later-dated proxy (or voting instructions if you hold shares in street name); (3) provide subsequent telephone or Internet voting instructions; or (4) vote in person at the meeting.

Quorum And Required Vote

Quorum: We will have a quorum and will be able to conduct the business of the annual meeting if the holders of a majority of the votes that stockholders are entitled to cast are present at the meeting, either in person or by proxy.

Votes Required For Proposals: To elect directors and adopt the other proposal, the following proportion of votes is required:

•	To elect the Class I directors, a plurality of the votes cast.

•	To adopt the changes to our 2002 Long-Term Incentive Plan, the affirmative vote of a majority of the shares eligible to vote and voting on such proposal.

Routine And Non-Routine Proposals: New York Stock Exchange (NYSE) rules determine whether proposals presented at the stockholder meetings are routine or not routine. If a proposal is routine, a broker or other entity holding shares for an owner in street name may vote for the proposal without voting instructions from the owner.

If a proposal is not routine, the broker or other entity may vote on the proposal only if the owner has provided voting instructions. A broker non-vote occurs when the broker or other entity is unable to vote on a proposal because the proposal is not routine and the owner does not provide any instructions.

Under New York Stock Exchange rules, the election of directors is a routine item but the adoption of, or material amendments to, equity compensation plans are not routine. The New York Stock Exchange has advised us that the proposal to amend the 2002 Long-Term Stock Incentive Plan should not be considered to be a material amendment and hence is a routine item.

How We Count Votes: In determining whether we have a quorum, we count abstentions and broker non-votes as present and entitled to vote.

In counting votes on the proposals:

•	We do not count abstentions or broker non-votes, if any, as votes cast for the election of directors, but we do count votes withheld for one or more nominees as votes cast.

•	We do not count abstentions as votes cast on our proposal to amend our 2002 Long-Term Stock Incentive Plan.

CORPORATE GOVERNANCE

Our business is managed by the Company’s employees under the direction and oversight of the board of directors. Except for Mr. Leonard and Mr. Fornaro, none of our board members is an employee of the Company. The board limits membership of the audit committee, compensation committee, and nominating and corporate governance committee to independent non-management directors. We keep board members informed of our business through discussions with management, materials we provide to them, visits to our offices, and facilities, and their participation in board and board committee meetings.

The board of directors has adopted the charters of the board committees, and the Company’s code of conduct and ethics for employees, including our principal executive officer, principal financial officer, and principal accounting officer, which provide the framework for the governance of the Company.

A complete copy of the charters of the board committees and the code of conduct and ethics for directors and employees may be found on the Company’s investor relations website at www.airtran.com. The audit committee charter and the compensation committee charter each are also attached as Appendices to this proxy statement. Copies of these materials also are available without charge upon written request to the corporate secretary of the Company.

Our corporate governance guidelines, as in effect from time-to-time, may be found on our web site, www.airtran.com. The board intends to review its corporate governance principles, committee charters and other aspects of governance annually or more often if necessary to remain current in all aspects of corporate governance.

Our board has adopted a policy to self-evaluate its performance and that of each of its committees on an annual basis.

Summary of the Corporate Governance Principles

Independence

We require that a majority of the board of directors consist of independent, non-management directors, who also meet the criteria for independence required by the New York Stock Exchange. Under such rules, a director is independent if he or she does not have a material relationship with the Company. Our board annually evaluates each board member’s independence status.

The board of directors has determined that as of March 31, 2006, six of the Company’s nine incumbent directors are independent, including under NYSE guidelines: Ms. Biggins and Messrs. Chapman, D’Aloia, Drummond, Fielder, and Usery. The one non-independent outside director, Mr. Jordan, and the two management directors, Mr. Leonard and Mr. Fornaro, continue to participate in the board’s activities and provide valuable insights and advice.

Under our corporate governance guidelines, our non-management directors will meet quarterly outside of the presence of the management members of our board. The meeting of non-management board members will be chaired by one of the independent members of our board and the chairperson of those meetings will rotate among all independent members of our board based on seniority on our board. The chairperson of each of the next four scheduled meetings will be: May 2006—William J. Usery, Jr.; July 2006—J. Veronica Biggins; October 2006—Jere A. Drummond; and January 2007—John F. Fiedler.

Non-management directors have access to individual members of management and to other employees of the Company on a confidential basis. Directors also have access to Company records and files and directors may contact other directors without informing Company management of the purpose or even the fact of such contact.

Director Share Ownership

The Company believes that each director should have a personal investment in the Company. Each non-management director (or future non-management director, as the case may be) is required to own at least five thousand (5,000) shares of AirTran common stock within three years of the date of his or her election to the board. Each of our directors with three or more years of service on the board meets our director share ownership requirements. Each non-management director (or future non-management director, as the case may be) must maintain ownership of such number of shares of common stock until such non-management director ceases to serve as a member of the board.

Annual Meeting Attendance

The board of directors encourages all its members to attend the annual meeting of stockholders. In May 2005, all incumbent director nominees were present at the annual meeting of stockholders.

Communicating with Directors

The board of directors has provided the means by which stockholders may send communications to the board or to individual members of the board. Such communications, whether by letter, e-mail or telephone, should be directed to the general counsel of the Company who will forward them to the intended recipients. However, unsolicited advertisements or invitations to conferences or promotional material, in the discretion of the general counsel or his designee, may not be forwarded to the directors.

Independent members of our board may be contacted by letter directed to the named member in care of AirTran Airways, Inc., Office of the General Counsel and Corporate Secretary, 9955 AirTran Boulevard, Orlando, Florida 32827. The sealed envelope will be sent on to the addressee by our general counsel’s office.

If a stockholder wishes to communicate to the chairperson of the audit committee about a concern relating to the Company’s financial statements, accounting practices or internal controls, the concern should be submitted in writing to the chairperson of the audit committee in care of the Company’s general counsel at the Company’s headquarters address. If the concern relates to the Company’s governance practices, business ethics or corporate conduct, the concern likewise should be submitted in writing to the chairperson of the ethics committee in care of the Company’s general counsel at the Company’s headquarters address. If the stockholder is unsure as to which category his or her concern relates, he or she may communicate it to any one of the independent directors in care of the Company’s general counsel.

Conduct and Ethics

Our code of conduct and ethics, applicable to all employees as well as board members, as in effect from time to time, may be found on our web site, www.airtran.com. Members of our board are required to certify compliance with our code of conduct and ethics. Any amendment to or waiver of our code of conduct and ethics for any board member, the chief executive officer, the chief financial officer as well as any other officer and our comptroller and other accounting officer will be disclosed on our website, www.airtran.com.

We have an ethics committee to respond to situations not covered by our code of conduct and ethics and questions concerning the matters addressed therein. The ethics committee is presently chaired by J. Veronica Biggins, an independent board member who also serves on the audit and compensation committees.

Our code of conduct and ethics provides a procedure by which employees and others may directly or anonymously, through a secure 800 phone number or by way of any email contact, inform members of our ethics committee of any alleged violation of our code of conduct and ethics, including any allegations of accounting fraud. Reporting employees are protected from retaliation and any other form of adverse action.

The Company’s “whistleblower” policy prohibits the Company or any of its employees from retaliating or taking any adverse action against anyone for raising a concern. If a stockholder or employee nonetheless prefers to raise his or her concern in a confidential or anonymous manner, the concern may be directed to the Office of the General Counsel at the Company’s headquarters or by telephone at 1-888-580-0050. The general counsel or his designee will refer the concern to either the chairperson of the ethics committee or the chairperson of the audit committee who will assure that the matter is properly investigated.

STOCK OWNERSHIP

Security Ownership of Management and Certain Beneficial Owners

The following table sets forth, as of March 31, 2006 (unless otherwise indicated in the footnotes), certain information with respect to our common stock owned beneficially by each director, by each nominee for election as a director, by each executive officer, by all executive officers and directors as a group and by each person known by us to be a beneficial owner of more than 5% of our outstanding common stock. Except as noted in the footnotes, each of the persons listed has sole investment and voting power with respect to the shares of common stock included in the table.

Name of Beneficial Owner(1)	Number of Shares Beneficially Owned(2)	Percent of Shares Outstanding(3)
J. Veronica Biggins(4)	22,337	* %
Don L. Chapman(5)	55,000	*
G. Peter D’Aloia(6)	3,000	*
Jere A. Drummond(7)	23,200	*
John F. Fiedler(8)	9,500	*
Robert L. Fornaro(9)	615,580	*
Stanley J. Gadek(10)	98,000	*
Lewis H. Jordan(11)	42,217	*
Stephen J. Kolski(12)	160,832	*
Joseph B. Leonard(13)	1,218,853	1.36%
Richard P. Magurno(14)	337,000	*
William J. Usery, Jr.(15)	40,000	*
Fidelity Management(16)	12,788,706	14.29%
Wellington Management Company(17)	6,443,400	7.20%
Veredus Asset Management, LLC(18)	5,828,000	6.51%

All executive officers and directors as a group (13 persons)(19)	2,626,519	2.93%

*	Less than 1%
(1)	The address of the named director or officer is c/o AirTran Holdings, Inc., 9955 AirTran Boulevard, Orlando, Florida 32827.
(2)	Information with respect to beneficial ownership is based upon information furnished by each owner unless otherwise indicated.
(3)	The percent of our outstanding common stock owned is determined by assuming that in each case the person only, or group only, exercised his, her or its rights to purchase all shares of our common stock underlying stock options, convertible notes and warrants that are exercisable as of March 31, 2006, or that will become exercisable within 60 days after that date.
(4)	Ms. Biggins’ ownership includes options to purchase 15,000 shares of our common stock which are exercisable as of March 31, 2006, or that will become exercisable within 60 days after that date.
(5)	Mr. Chapman’s ownership includes options to purchase 40,000 shares of our common stock which are exercisable as of March 31, 2006, or that will become exercisable within 60 days after that date and 5,000 shares of our common stock which are owned by a corporation of which Mr. Chapman is an officer and sole stockholder.
(6)	Mr. D’Aloia’s ownership includes options to purchase 0 shares of our common stock which are exercisable as of March 31, 2006, or that will become exercisable within 60 days after that date.
(7)	Mr. Drummond’s ownership includes 4,000 shares which are owned by his wife and options to purchase 10,000 shares of our common stock which are exercisable as of March 31, 2006, or that will become exercisable within 60 days after that date.

(8)	Mr. Fiedler’s ownership includes 4,500 shares which are owned by his wife and options to purchase 0 shares of our common stock which are exercisable as of March 31, 2006, or that will become exercisable within 60 days after that date.
(9)	Mr. Fornaro’s ownership includes options to purchase 423,188 shares of our common stock which are exercisable as of March 31, 2006, or that will become exercisable within 60 days after that date and 1,000 shares which are owned by his children.
(10)	Mr. Gadek’s ownership includes options to purchase 52,000 shares of our common stock which are exercisable as of March 31, 2006, or that will become exercisable within 60 days after that date.
(11)	Mr. Jordan’s ownership includes options to purchase 30,000 shares of our common stock which are exercisable as of March 31, 2006, or that will become exercisable within 60 days after that date.
(12)	Mr. Kolski’s ownership includes options to purchase 125,000 shares of our common stock which are exercisable as of March 31, 2006, or that will become exercisable within 60 days after that date.
(13)	Mr. Leonard’s ownership includes options to purchase 879,886 shares of our common stock which are exercisable as of March 31, 2006, or that will become exercisable within 60 days after that date.
(14)	Mr. Magurno’s ownership includes options to purchase 258,940 shares of our common stock which are exercisable as of March 31, 2006, or that will become exercisable within 60 days after that date.
(15)	Mr. Usery’s ownership includes options to purchase 15,000 shares of our common stock which are exercisable as of March 31, 2006, or that will become exercisable within 60 days after that date.
(16)	Ownership consists of shares of our common stock beneficially owned by Fidelity Management and Research Company, Fidelity Management Trust Company and Fidelity International, Limited (collectively, “Fidelity”), in its capacity as an investment advisor, as disclosed on its joint filing on Schedule 13G/A dated February 14, 2006, as filed with the SEC. Fidelity reports that sole dispositive power resides in Edward D. Johnson, III and FMR Corp., the parent company of Fidelity. The address of Fidelity is 82 Devonshire Street, Boston, Massachusetts 02109.
(17)	Ownership consists of shares of our common stock beneficially owned by Wellington Trust Company, NA, and Wellington Management Company, LLP (collectively “Wellington”), in its capacity as an investment advisor, as disclosed on its joint filing on Schedule 13G/A dated February 14, 2006. Wellington reports that it has shared voting power with respect to 4,314,300 shares and shared investment power as to 6,373,400 shares. The address of Wellington is 75 State Street, Boston, Massachusetts 02109.
(18)	Ownership consists of shares of our common stock beneficially owned by Veredus Asset Management, LLC (“Veredus”), in its capacity as an investment advisor, as disclosed on its joint filing on Schedule 13G dated January 26, 2006. Veredus reports that it has shared voting power with respect to 579,000 shares and shared investment power as to 5,828,000 shares. The address of Veredus is 6060 Dutchmans Lane, Suite 320 Louisville, Kentucky 40205.
(19)	Includes options to purchase an aggregate of 1,853,014 of our common stock which are exercisable as of March 31, 2006 or that will become exercisable within 60 days after that date.

PROPOSAL 1: ELECTION OF DIRECTORS

Our bylaws provide for a board of directors with staggered terms and for a board consisting of not less than three, nor more than fourteen, directors. The number of directors has been set at nine for the ensuing year. Each year, at least 33% of the members of our board of directors are to be elected for a term of three years and until their successors are elected and qualified.

Our board of directors is divided into three classes. The terms of our Class I directors, currently, Joseph B. Leonard, Lewis H. Jordan, and Don L. Chapman, expire at the 2006 annual meeting upon the election of their successors. Each of our Class I directors has been nominated for re-election to our board of directors for a three-year term expiring in 2009.

We have determined that J. Veronica Biggins, Don L. Chapman, G. Peter D’Aloia, Jere Drummond, John F. Fiedler, and William J. Usery, Jr. qualify as independent directors under the New York Stock Exchange rules.

It is the intention of the persons named in the accompanying proxy form to vote for the election of all nominees unless otherwise instructed. If for any reason any such nominee is not a candidate when the election occurs, which event is not anticipated, it is the intention of the persons named in the accompanying proxy form to vote for the remaining nominees named and to vote in accordance with their best judgment if any substitute nominees are named.

Identification of Directors and Executive Officers

The following table contains the name, age and position with our company of each of our executive officers and directors, including nominees for director. Their respective backgrounds are described in the text following the table.

	Age	Position
Joseph B. Leonard	62	Chairman of the Board, Chief Executive Officer and Director
Robert L. Fornaro	53	President, Chief Operating Officer and Director
Stanley J. Gadek	54	Senior Vice President—Finance and Chief Financial Officer
Stephen J. Kolski	65	Senior Vice President—Operations of our Operating Subsidiary
Richard P. Magurno	62	Senior Vice President, General Counsel and Secretary
Alfred J. Smith, III	54	Senior Vice President—Customer Service of our Operating Subsidiary
J. Veronica Biggins	59	Director
Don L. Chapman	66	Director
G. Peter D’Aloia	60	Director
Jere A. Drummond	66	Director
John F. Fiedler	67	Director
Lewis H. Jordan	61	Director
William J. Usery, Jr.	82	Director

Executive Officers

Joseph B. Leonard joined us in January 1999 as our chairman of the board, president and chief executive officer, but relinquished his title of president in January 2001. Mr. Leonard continues to serve as our chairman of the board and chief executive officer. From 1993 to 1998, Mr. Leonard served in various executive capacities for AlliedSignal, Inc. and its Aerospace division, last serving as the president and chief executive officer of marketing, sales and service of AlliedSignal Aerospace and senior vice president of AlliedSignal, Inc. during 1998. From 1991 to 1993, Mr. Leonard served as executive vice president of Northwest Airlines. Prior to that, Mr. Leonard served in various executive positions for Eastern Airlines from 1984 to 1990, as assistant vice president, aircraft maintenance for American Airlines from 1982 to 1984 and in various maintenance and quality control positions for Northwest Airlines from 1969 to 1982. Mr. Leonard was elected to our board of directors pursuant to the terms of his employment agreement. Mr. Leonard also serves on the board of directors of Walter Industries, Inc. (since 2005).

Robert L. Fornaro joined us in March 1999 as our president of our operating subsidiary and has also served as the president of our company since January 2001. Mr. Fornaro was designated as our chief operating officer in March 2001 and continues to serve in that capacity. Mr. Fornaro also served as our chief financial officer from June 1999 until August 2000. From February 1998 until March 1999, he served as a consultant in the airline industry. From 1992 to February 1998, Mr. Fornaro served as senior vice president-planning for US Airways. Prior to that, he served as senior vice president-marketing planning at Northwest Airlines from 1988 to 1992.

Stanley J. Gadek joined us in July 2000 as our senior vice president-finance and chief financial officer. With more than 25 years in the airline industry, Mr. Gadek served as vice-president and controller of Atlas Air, which he joined in December 1997. Previously, Mr. Gadek served as vice president and controller for Atlantic Coast Airlines from 1994 to 1997. Prior to joining Atlantic Coast, Mr. Gadek served as assistant controller for Continental Airlines. Mr. Gadek began his career in 1977 with Ernst & Young, LLP.

Stephen J. Kolski has served as senior vice president-operations of our operating subsidiary since he joined us in March 1999. From 1995 until March 1999, he served as a consultant in the aerospace industry. From 1993 to 1995, he served as a director, president and chief operating officer of ATX, Inc. From 1990 to 1993, Mr. Kolski served as president and chief operating officer of Continental Express. From 1966 to 1990, Mr. Kolski held various management positions with responsibilities over flight operations, aircraft maintenance and collective bargaining negotiations for National Airlines (1966 to 1980), New York Air which he co-founded (1980 to 1987) and Eastern Airlines (1987 to 1990).

Richard P. Magurno joined us in August 2000 as senior vice president, general counsel and secretary. From 1998 until August 2000, Mr. Magurno operated a private aviation consulting practice. From 1994 until 1998, Mr. Magurno served as senior vice president and general counsel for Trans World Airlines. From 1989 until 1994, he served as a partner in the law firm of Lord, Day & Lord, Barrett Smith in New York. Mr. Magurno spent almost 20 years with Eastern Airlines, beginning in 1970 as a staff attorney, from 1980 to 1984 as vice president-legal and from 1984 to 1988 as senior vice president, general counsel and secretary.

Alfred J. Smith, III joined us in April 2002 as senior vice president-customer service of our operating subsidiary. Prior to joining us, Mr. Smith spent over nine years at Northwest Airlines as vice president of global operations for the cargo division as well as vice president of customer service for the Minneapolis/St. Paul hub. Prior to joining Northwest, Mr. Smith was director of customer service at Midway Airlines, responsible for airport operations, in-flight service and customer relations. Mr. Smith also previously held various management positions at Eastern Airlines.

Nominees for Election as Directors for a Three-Year Term Expiring in 2009

Don L. Chapman is a Class I director whose term expires in 2006, and who has served on our board of directors since 1994. Mr. Chapman has served as chairman of ChapCo Investments, LLC, an investment company, since March 2005. From March 2000 until January 2001, Mr. Chapman also served as president and chief executive officer of Legacy Capital Investments, an investment advisory company. From March 1999 until April 2000, Mr. Chapman served as president of S&S Tug Manufacturing Company, a ground support equipment manufacturer which acquired that business from Tug Manufacturing Corporation. For more than five years prior to March 1999, Mr. Chapman was Chief Executive Officer and Principal of Tug Manufacturing Corporation. He served as chief executive officer of Opti World, Inc., an optical superstore chain, from 1983 (when he founded that company) until 1995. Mr. Chapman serves as a director of RARE Hospitality International, Inc. (since 1992).

Lewis H. Jordan is a Class I director whose term expires in 2006, and who has served on our board of directors since 1993. Mr. Jordan is the owner and principal officer of Wingspread Enterprises, an investment and consulting firm which he founded in August 1997. Mr. Jordan served as our president and chief operating officer from June 1993 until November 1997. Until November 1996, Mr. Jordan also served as president and chief operating officer of our operating subsidiary. He served as president and chief operating officer and as a director of Continental Airlines from 1991 to 1993 and served as executive vice president of that company from 1986 to 1991. Mr. Jordan serves as a director of RARE Hospitality International, Inc. (since 1998).

Joseph B. Leonard is a Class I director whose term expires in 2006. As an executive officer of our Company, Mr. Leonard’s background is described above.

Continuing Directors

J. Veronica Biggins has served on our board of directors since 2001. Ms. Biggins has served as senior partner of Heidrick & Struggles International, an executive search firm, since 1995. Ms. Biggins also serves as a director (since 1997) of Avnet Corporation, a distributor of semiconductors, components and computer products. Ms. Biggins is a Class III director whose term expires in 2007.

Robert L. Fornaro is a Class III director whose term expires in 2007. As an executive officer of our Company, Mr. Fornaro’s background is described above.

G. Peter D’Aloia has served on our board since 2004. Since February of 2000, Mr. D’Aloia has served as senior vice president and chief financial officer of American Standard Companies, a global, diversified manufacturer of air conditioning systems and services, bath and kitchen products and vehicle control systems. Prior to joining American Standard Companies, Mr. D’Aloia served over a twenty-seven year period in various executive capacities at Allied Signal, Inc. and its successor company Honeywell International, Inc., most recently serving as vice president–business development. Among the positions that he held are vice president–taxes, vice president and treasurer, vice president and controller, and vice president and chief financial officer for the engineered materials sector of Allied Signal. Mr. D’Aloia also serves on the board of directors of FMC Corporation (since 2002). Mr. D’Aloia is a Class II director whose term expires in 2008.

Jere A. Drummond has served on our board of directors since 2002. Mr. Drummond was employed by BellSouth Corporation from 1962 until his retirement in December 2001. From January 2000 until December 2001, he served as vice chairman of BellSouth Corporation. From January 1998 until December 1999, he was president and chief executive officer of the BellSouth Communications Group. Prior to that, Mr. Drummond served as president and chief executive officer of BellSouth Telecommunications, Inc., BellSouth’s local telephone service unit and largest subsidiary. Mr. Drummond also serves on the boards of directors of Borg Warner, an automotive component supplier (since 1996) and Centillium Communications (since 2000). Mr. Drummond is a Class II director whose term expires in 2008.

John F. Fiedler has served on our board of directors since 2003. Mr. Fiedler is the retired chairman of the board of Borg Warner, an automotive component supplier. He also served as chief executive officer of Borg Warner from 1994 until February 2003. Mr. Fiedler served in various capacities with Goodyear Tire & Rubber Company from 1964 until 1994, last serving as its executive vice president and president of its North American Tire division. Mr. Fiedler also serves on the boards of directors of Mohawk Industries, Inc. (since 2002), YRC Worldwide Corp. (since 2003) and Snap-On Inc. (since 2004). Mr. Fieldler is a Class II director whose term expires in 2008.

William J. Usery, Jr. has served on our board of directors since 2000. Mr. Usery has served as president of Bill Usery Associates, Inc., a labor-management consulting firm, since 1978. Previously Mr. Usery has served in many labor-management positions with the federal government, including as secretary of labor under President Ford from 1976 to 1977, as national director of the Federal Mediation and Conciliation Service (FMCS) from 1973 to1976, and as assistant secretary of labor for labor-management relations under President Nixon from 1969 to 1973. Mr. Usery is a Class II director whose term expires in 2008.

INFORMATION CONCERNING THE BOARD OF DIRECTORS

Board Meetings

The board of directors held 7 meetings during 2005. All of our directors attended 75% or more of the meetings of the board and board committees on which they served in 2005.

Committees of the Board of Directors

We have a standing audit committee, compensation committee, and nominating and corporate governance committee. The charter for each committee, as in effect from time to time, may be found on our web site, www.airtran.com. All of our committees are comprised solely of independent directors, consistent with the independence standards defined or required by the SEC and the New York Stock Exchange.

Each committee has the right to retain its own legal and other advisors.

Membership On Board Committees

This table lists our three board committees, the directors who currently serve on them, and the number of committee meetings held in 2005:

Name	Audit	Compensation	Nominating & Corporate Governance
Ms. Biggins	•	•
Mr. Chapman	C		•
Mr. D’Aloia	•
Mr. Drummond		C
Mr. Fiedler	•		•
Mr. Usery		•	C
2005 Meetings	8	7	2
C = Chair • = Member

Audit Committee

The purpose of our audit committee is to assist our board of directors in fulfilling its responsibilities to oversee our financial reporting process, including monitoring the integrity of our financial statements and the independence and performance of our internal and external auditors. Under its charter, the responsibilities of our audit committee include:

•	review and recommend to our board of directors annually the selection of the independent auditors;

•	review and discuss with management and the independent auditors the financial statements to be included in our annual report on Form 10-K for filing with the SEC;

•	review and approve all use of our independent auditors for non-audit services prior to any such engagement;

•	discuss with the independent auditors the conduct of the audit, the adequacy and effectiveness of our accounting and financial controls and the written disclosures required by Independence Standards Board Standard No. 1 regarding their independence;

•	meet separately with the independent auditors and with our internal auditors, as well as our management, to discuss the results of their examination;

•	review and discuss with management and the independent auditors our interim financial statements as included in our quarterly reports;

•	report to our board of directors its conclusions with respect to the matters that our audit committee has considered; and

•	review and reassess the adequacy of its charter annually and submit it to our board of directors for approval.

Our audit committee has adopted a procedure to receive allegations on any fraudulent accounting issues through a toll-free telephone number and email as set out in our code of conduct and ethics.

Pursuant to its charter, our audit committee is comprised of at least three members appointed by our board of directors, each of whom must satisfy the membership requirements of independence and financial literacy. Currently, all of the audit committee members meet the New York Stock Exchange and SEC requirements of independence. We have determined that Mr. Chapman and Mr. D’Aloia each are audit committee financial experts. Our audit committee charter is attached to this proxy statement as Appendix A.

Compensation Committee

Under its current charter, the compensation committee has the power and authority of the board to perform and performs the following duties and responsibilities:

•	develop guidelines and, on an annual basis, review the compensation and performance of the Company’s officers, review and approve corporate goals relevant to the compensation of the chief executive officer, evaluate the chief executive officer’s performance in light of these goals and objectives, set the chief executive officer’s compensation based on this evaluation, evaluate the performance of the Company’s senior executive officers and approve their annual compensation, and produce an annual report on executive compensation for inclusion in the Company’s annual proxy statement, in accordance with all applicable rules and regulations;

•	make recommendations to the board with respect to incentive compensation plans and equity-based plans, and administer such plans by establishing criteria for the granting of restricted stock, options, or other securities to the Company’s officers and other employees and reviewing and approving the granting of securities in accordance with such criteria;

•	review and approve employment contracts, change in control provisions, and other agreements;

•	review and approve plans for managerial succession of the Company;

•	review director compensation levels and practices, and recommend to the board, from time to time, changes in such compensation levels and practices (including retainers, committee fees, stock options and other similar items as appropriate);

•	annually review and reassess the adequacy of the compensation committee charter and recommend any proposed changes to the board for approval; and

•	perform any other activities consistent with the compensation committee charter, the Company’s bylaws, and governing law as the compensation committee or the board deem appropriate.

All three members of the compensation committee are independent, as defined in Section 121(A) of the New York Stock Exchange’s listing standards. At least two members of the compensation committee are also required to qualify as “outside directors” (as such term is defined under Section 162(m) of the Internal Revenue Code and the regulations thereunder) if any award or payment under any compensation or benefit plan administered by the compensation committee would be subject to the deduction limitation under Section 162(m) of the Internal Revenue Code. Each member of the compensation committee qualifies as an outside director for such purpose. Our compensation committee charter is attached to this proxy statement as Appendix B.

Nominating and Corporate Governance Committee

The responsibilities of our nominating and corporate governance committee are to:

•	identify qualified candidates to serve as director and recommend to our board of directors nominees for director;

•	lead our board of directors in its annual review of our board’s performance;

•	recommend to our board of directors nominees for each committee of our board of directors;

•	oversee the annual process of evaluation of the performance of our management; and

•	develop and recommend to our board of directors corporate governance guidelines.

Stockholder Nominations

The Company’s nominating and corporate governance committee will consider stockholder nominees for the board of directors, particularly those proposed by large, long-term investors, under a procedure requiring a written submission, no later than January 1 of each year, of a nomination to the committee through the office of the Company’s secretary. The written submission should include a detailed resume and evidence that the nominee satisfies the minimum criteria for selection identified below and in the committee’s charter as available on the Company’s web site, www.airtran.com. Candidates may be interviewed by the chairman of the board of directors and one or more members of the committee. The committee will apply the same standards in considering director candidates recommended by the stockholders as it applies to other candidates, although the committee may consider whether any stockholder nomination has been made in connection with a potential change in control and an assessment made by the board of directors as to whether any such change is in the best interests of the Company and its stockholders. No recommendations for nomination to the board were received from any stockholder or group of stockholders of the Company holding more than 5% of the Company’s common stock for at least one year.

In identifying director candidates, the Company’s nominating and corporate governance committee will evaluate and consider desired board member skills and attributes including applicable legal and regulatory definitions of independence, the criteria set forth in the Company’s corporate governance guidelines, and other criteria including, but not limited to diversity of background, personal integrity and judgment, age, skills, and experience, professional prominence, concern for the interests of the Company’s stockholders, the number of other public companies for which the person serves as a director, the availability of the person’s time, their commitment to the Company, knowledge of a major geographical area served by the Company and the current state of the Company and the airline industry, all in the context of the needs of the board of directors at that point in time.

COMPENSATION OF DIRECTORS

Cash Compensation. Each non-employee director receives a quarterly fee of $5,500 for services as a director. In addition, he or she receives $1,000 for attendance in person or by phone at a meeting of the board of directors or of a committee. The chairperson of the audit committee receives an additional $2,000 each year. Further, the chairpersons of the compensation committee and the nominating and corporate governance committees receive an additional $1,000 per year. The chairperson of the quarterly meeting of non-management directors receives a fee of $1,000. We also reimburse customary expenses for attending board, committee, and stockholder meetings.

Non-Cash Compensation. Beginning in 2004, each outside director then in office receives 2,000 shares of our restricted stock which are granted as of the date of our annual stockholders’ meeting. Mr. D’Aloia who joined our board in October 2004, received a partial year grant of 1,000 restricted shares upon joining the board. Prior to 2004, outside directors then in office were granted options to purchase 5,000 shares of our common stock, which shares vested immediately for 2003 and vested over three years of service for director options granted prior to 2003. Each outside director also receives travel privileges which allow the director and his or her immediate family members to travel on AirTran on a complementary basis. Outside directors are obligated to pay all tax liabilities associated with the value of their travel privileges which are calculated on the basis of average fares.

Management Directors. We do not pay directors who are also our employees any additional compensation for serving as a director, other than customary reimbursement of expenses.

PROPOSAL 2: APPROVAL OF AMENDMENTS TO THE AIRTRAN 2002

LONG-TERM INCENTIVE PLAN

General

The AirTran First Amended and Restated 2002 Long-Term Incentive Plan (the “Plan”) provides for the grant of various equity based awards to the Company’s executive officers, directors and other key employees. Current participants in the Plan include the Company’s 6 executive officers, 8 non-employee directors, and 1,050 other officers and employees, including approximately 1,000 of our pilots.

A copy of the First Amended and Restated Plan is an exhibit to a Form S-8 registration statement the Company filed with the SEC on August 16, 2005, and can be obtained from the SEC’s website at www.sec.gov or by request to the Company, Attention: Investor Relations.

The Company’s stockholders are being asked to approve the adoption for the amendments to the Plan. The Plan is proposed to be amended to add a required vesting period for awards of options or restricted stock granted to Company employees. The proposed amendments were considered and have been recommended in response to an informal proposal raised by a large investor in the Company prior to the adoption of the First Amended and Restated 2002 Long-Term Incentive Plan last year. The board of directors, through its compensation committee composed entirely of independent, outside directors, unanimously has recommended the adoption of the current proposed amendments to the Plan.

Summary of Proposed Amendments

The terms and provisions of the proposed amendments are summarized below. This summary, however, does not purport to be a complete description of the proposed amended Plan.

The Plan will be amended and restated if the amendments are approved. The proposed amendments to the Plan would add a required minimum vesting period requirement for all future grants under the Plan to Company employees through a new section (Section 12N – “Minimum Vesting Requirements”) to the Plan.

These Minimum Vesting Requirements amendments would provide that any award under the Plan made to Company employees based on the passage of time could not vest more quickly than ratably over a three year period. Thus, a grant of 3,000 options awarded on July 1, 2006 could not contain a vesting schedule where the options would vest sooner than: 1,000 shares on July 1, 2007, 1,000 shares on July 1, 2008, and 1,000 shares on July 1, 2009. Any award grant not based on performance criteria would be subject to this three year timeframe. Alternatively, an award grant based on an employee’s performance at the Company would not be permitted to vest earlier than one year after the date of the grant or one year after the attainment of any future performance goals predicated in the grant. Such provisions are in accord with the Company’s existing general vesting policy, although some Company awards have also provided for partial vesting at the date of grant.

Only awards granted to Company employees would be subject to the above minimum vesting periods. Further, all grants to employees made prior to stockholder approval of the proposed amendments and the formal second amendment and restatement of the Plan would be exempt from the vesting period requirements of the new

Section 12N. Also, no award would be subject to these vesting requirements where the remaining life of the Plan is less than three years at the time of grant or less than one year in the case of any performance based award. Current provisions of the Plan, which provide that grants can be awarded containing acceleration of vesting provisions in the event of death or disability of the grantee, would moreover be exempt from these minimum vesting periods. Finally, this new section would not affect the compensation committee’s authority provided in Section 12H of the Plan to accelerate the vesting of any and all awards in the event of a change in control the Company’s management.

The vast majority of awards that have been granted under the Plan contain the minimum vesting periods which this proposal seeks to require. In the event that the proposed amendments are not approved, the Company does not intend to discontinue its policy of placing vesting period restrictions into grants of awards under the Plan.

EXISTING AWARDS UNDER FIRST AMENDED AND RESTATED

2002 LONG-TERM INCENTIVE PLAN

The following table provides information about the shares of common stock that may be issued upon the exercise of option and other awards under the Company’s First Amended and Restated 2002 Long-Term Incentive Plan as of March 31, 2006:

	(a)	(b)	(c)
	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Market Value of the securities underlying outstanding options, warrants and rights
First Amended 2002 Long-Term Incentive Plan	2,519,181	$5.51	$31,740,021

EXECUTIVE COMPENSATION

Compensation Committee Report On Executive Compensation for 2005.

Compensation Governance, Compensation Committee Charter, Authorization. The compensation committee is responsible to AirTran’s board of directors and to stockholders for approving compensation awarded to all the named executive officers of the Company. The compensation committee is composed entirely of independent members of the board of directors. No member of the committee is a current or former employee or officer of the Company or any of its affiliates. The committee authorizes all awards under AirTran’s equity-based compensation plans and operates under a written charter adopted by the Board. The compensation committee charter sets forth the duties and responsibilities of the committee. The committee periodically reviews the terms of the charter, usually on an annual basis. Based on our recommendations, the board of directors amended the charter in 2005 to set forth a number of additional procedural elements as well as to expressly state that members must meet all applicable independence requirements. A copy of the current charter is attached to this proxy statement as Appendix B.

The committee chair reports on committee actions and recommendations at board meetings. AirTran’s Legal Department, its Corporate Secretary, and the compensation and benefits group in AirTran’s Human Resources (HR) department support the committee in its work and in some cases act pursuant to delegated authority to fulfill various functions in administering AirTran’s compensation programs. In addition, the committee has the authority to engage and in the past has utilized the services of outside advisers, experts and others to assist the committee, including to provide it with comparative data. The committee expects to continue to utilize outside consultants as and when the committee deems warranted. During 2005, the compensation committee retained Mercer Human Resource Consulting to advise it on a number of matters.

Evaluation Process. The compensation of our executive officers is determined by the compensation committee of our board of directors on an annual basis with the exception of the Chief Executive Officer’s compensation which is set in a multi-year employment agreement. Our compensation committee considers all elements of compensation in making its determinations. With respect to those executive officers who do not serve on our board of directors, our compensation committee also considers the recommendations of our chairman of the board and chief executive officer. The committee meets at various times during the year, and it also considers and takes action by written consent.

Once a year, generally in the summer, the compensation committee conducts a comprehensive review of the Company’s executive compensation program (the “Compensation Review”). The Compensation Review may include (a) an internal report evaluating executive compensation throughout the Company to review consistency and program effectiveness and (b) a report evaluating the competitiveness of executive compensation at the Company relative to other major airlines and public corporations employing similar executive talent, which report may be internally generated or produced by outside consultants.

Goals. The goal of the committee has been to adopt a compensation approach that is basically simple, internally equitable and externally competitive, and that attracts, motivates and retains qualified people capable of contributing to the growth, success and profitability of the Company, thereby contributing to long-term stockholder value.

•    Simplicity. The committee believes that a compensation package with three major elements of compensation is the simplest approach consistent with the Company’s goals. The Company does not utilize any defined benefits plans or special personal perquisites such as private jets, payment of country club dues, Company-furnished motor vehicles or motor vehicle allowances, permanent lodging or defrayment of the cost of personal entertainment.

•    Internal Equity. Internal equity has generally been evaluated based on an assessment of the relative contributions of the members of the management team. In 2005, the Committee did not undertake any formal audit or similar analysis of compensation equity with respect to either the CEO relative to the other members of the management team or with respect to the management team relative to the Company’s employees generally. However, the committee believes that the relative difference between CEO compensation and the compensation of the Company’s other executives is consistent with such differences found in the Company’s airline peer group and our reference labor market.

•    External Competitiveness. The committee believes it is important to management retention and morale that compensation be competitive with our competitors. That said, the committee has not established any formal comparative goals or comparative percentile rankings and has no plans to do so. Likewise, the committee looks at not only the relative compensation within the airline industry but also at the relative health and profitability of competitors against whom executive compensation levels may be compared or contrasted.

Major Compensation Components. The principal components of compensation for our executive officers are base salary, short-term incentives, generally in the form of cash bonus programs, and long-term incentives, generally in the form of equity-based awards such as stock awards and stock options. We believe the Company’s goals are best met by utilizing an approach to compensation with these three distinct elements.

•    Base Salaries. The Company’s base salaries are intended to be consistent with the committee’s understanding of competitive practices, levels of executive responsibility, qualifications necessary for the particular executive position, and the expertise and experience of the executive officer. Salary adjustments reflect the committee’s belief as to competitive trends, the performance of the individual and, to some extent, the overall financial condition of the Company.

•    Short-Term Incentives. The short-term incentive for an executive is the opportunity to earn an annual cash bonus. The committee has concluded that bonus payments should be primarily based on the achievement of specific predetermined profit and expense control targets while a smaller portion should be discretionary based on the committee’s evaluation of an executive’s individual performance in specific qualitative areas.

We adopted an executive incentive compensation plan in 2002 under which Mr. Leonard and other executives became eligible for an annual incentive bonus based on three performance criteria, (a) profitability, (b) cost control and (c) individual performance goals. Under the incentive plan for the fiscal year ended December 31, 2005, incentive bonuses from $523,000 to $114,000 were paid for the 2005 year to our executive officers who were employed during the entire year. These bonuses were calculated in accordance with the executive incentive compensation plan. When determining bonuses for executive officers, we particularly took into account two factors, AirTran’s performance as compared to its industry peers and high growth transportation companies and the increased distribution expenses related to revenue performance.

The following chart sets forth the resulting annual cash incentive awards made to the named executive officers for 2005:

Annual Award Name and Position	Target Incentive Award as a Percentage of Base Salary (%)	Actual Annual Incentive Award ($)	Actual Incentive Award as a Percentage of Base Salary (%)
Joseph B. Leonard,	150	523,000	111.91
Chairman of the Board and Chief Executive Officer
Robert L. Fornaro,	125	373,000	89.80
President and Chief Operating Officer
Stanley J. Gadek, Sr.,	70	126,000	52.33
Vice President and Chief Financial Officer
Stephen J. Kolski,	70	124,000	52.64
Senior Vice President
Richard P. Magurno,	70	114,000	51.38
Senior Vice President, General Counsel and Secretary

•    Long-Term Incentives. While salary and short-term incentives are primarily designed to compensate current and past performance, the primary goal of the long-term incentive compensation program is to directly link management compensation with the long-term interests of the stockholders.

— Types of Equity Awards and Criteria for Award Type Selection. Historically, we relied heavily on stock options to provide incentive compensation to our executive officers and other key employees and to align their interests with those of our stockholders. Based on changes in U.S. accounting rules and a general trend toward increased use of restricted stock and decreased use of stock options, beginning in October of 2004, the compensation committee has increased the number of awards using restricted stock and decreased the number utilizing stock options. For the immediate future, we intend to rely primarily on restricted stock grants to provide long-term incentive compensation to our officers and key employees, without excluding the possibility of continuing to also grant stock options as a form of incentive compensation.

— Criteria for Award Amounts. In considering whether to grant equity incentives, the committee looks at a variety of factors, with no formal weighting assigned to any single factor or group of factors. In determining the size of equity awards, the committee assesses the current value of previous awards; however, it has not historically given any weight to accumulated wealth in evaluating whether future awards are merited. The committee also evaluates equity incentive awards made by our competitors (both individually and as part of a comparative compensation analysis), other high growth transportation companies, historical levels of the Company’s equity incentives, the extent to which value under the award is subject to risk, whether the award vehicle has intrinsic value, and the need to motivate and retain persons eligible to participate under the Company’s plans.

— Vesting and Holding Periods for Equity Incentive Compensation. As a means to encourage long term thinking and encourage continued employment with us, the Company’s equity awards are usually subject to a multi-year vesting period. Historically, our grants of stock options and restricted stock have vested over a three year period and the committee anticipates that future awards will continue to be subject to multi-year vesting, most likely for similar three year periods. Historically, the Company has not imposed minimum equity ownership requirements for equity compensation awarded to its executive officers, nor has it required any continued ownership of the securities issued pursuant to such awards after vesting. The committee is evaluating whether such a policy of minimum stock ownership levels or award retention should be implemented and the potential parameters for any award retention policy. It is anticipated that any such policy would provide for sales in the event of hardship and sales sufficient to generate sufficient income to pay taxes in connection with the award or other awards. The Committee does not anticipate making any determination on whether to implement any such policies or the scope of any such policies before the summer of 2006.

Equity Awards in 2005. In 2005, no stock options and 120,000 shares of restricted stock were granted to the executive officers of the Company.

Other Compensation Components. Company executives are eligible to participate in the Company 401(k) company match program, the Company’s health care, insurance and other welfare and employee benefit programs, which are the same for all eligible employees, including AirTran’s executive officers.

•    401(k) Savings Plan. AirTran offers retirement benefits to its U.S. employees through an employee-funded 401(k) Savings Plan with a Company “match”. The 401(k) Savings Plan provides a long-term savings vehicle that allows for pretax contributions by an employee and tax-deferred earnings. Employees may generally contribute up to 50% of eligible annual pay to the 401(k) Savings Plan, not to exceed the annual IRS limit ($14,000 for 2005). Employees of at least 50 years of age by the end of 2005 were eligible to make 401(k) catch-up contributions to a maximum of $2,500. Employees direct their own investments in the 401(k) Savings Plan. The retirement benefits under such tax-qualified savings plan for AirTran’s executive officers are the same as those available for other eligible employees in the U.S. Individual participant balances reflect a combination of: (1) a differing annual amount contributed by the Company or the employee; (2) the annual contributions and/or deferred amounts being invested at the discretion of the employee (the same investment choices are available to all participants); and (3), as in (2), the continuing reinvestment of the investment returns until the accounts are paid out. This means that similarly situated employees, including AirTran’s executive officers, may have materially different account balances because of a combination of factors: the numbers of years that the person has participated in the plan; the amount of money contributed, or compensation deferred, at the election of the participant from year to year; and the investments chosen by the participant with regard to those plans providing for participant investment direction. The 401(k) plan does not involve any guaranteed minimum returns or above-market returns; the investment returns are dependent upon actual investment results. Accordingly, when determining annual compensation for executive officers, the compensation committee does not consider the individuals’ retirement plan balances and payout projections.

•    Flight Benefits. As is traditional in the airline industry, executives and their immediate family are entitled to certain travel privileges on our flights. Similar travel benefits are afforded to all of our eligible employees. The value of such flight benefits for the executives is reported as taxable income.

Use of Employment and Severance Agreements. In the past, the committee has determined that competitive considerations merit the use of employment contracts or severance agreements for certain members of senior management. Currently, Mr. Leonard is employed pursuant to an employment contract, while Messrs. Fornaro, Kolski, Gadek and Magurno have severance benefit agreements. Compensation criteria for the officers employed pursuant to employment agreements may be more difficult to adjust on an annual basis. The Company’s severance agreements with its other senior executive officers take effect only with severance in connection with a “change in control.” We have designed these severance agreements to help keep employees focused on their jobs during the uncertainty that accompanies a change in control, to preserve benefits after a change in control transaction, and to help us attract and retain key talent. For more information on employment or severance contracts please Employment Agreements and Change in Control Agreements on page 24 of these proxy materials.

Change in Control Compensation. Provisions for additional or continued compensation in connection with a change in control of the Company are located in three areas: in, as discussed above, the Company’s employment contract with Mr. Leonard and the change in control agreements with certain of the Company’s other management personnel as well as, more generally, in the Company’s equity incentive plans and/or award agreements thereunder whereby the Committee administering such plans and awards has the power to accelerate the vesting of such awards upon a change of control or where such plans or awards provide for automatic vesting in the event of such change, whether merely upon the occurrence of such event or upon the occurrence of such event and an adverse occurrence for the participant, such as termination of employment.

In connection with providing change in control agreements to the Company’s executive officers, the Committee has evaluated, and expects to continue to examine, the amounts which could be realized by persons granted such rights upon a change in control.

Deductibility of Compensation and Related Tax Considerations. As one of the factors in its review of compensation matters, the compensation committee considers the anticipated tax treatment to the Company and to the executives of various payments and benefits.

•    Section 162(m). Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) generally limits to $1 million the amount that a publicly-held corporation is allowed each year to deduct for the compensation paid to each of the corporation’s chief executive officer and the corporation’s four most highly compensated executive officers, other than the chief executive officer. However, “performance-based” compensation is not subject to the $1 million deduction limit. In general, to qualify as performance-based compensation, the following requirements must be satisfied: (i) payments must be computed on the basis of an objective, performance-based compensation standard determined by a committee consisting solely of two or more “outside directors,” (ii) the material terms under which the compensation is to be paid, including the business criteria upon which the performance goals are based, and a limit on the maximum amount which may be paid to any participant pursuant to any award with respect to any performance period, are approved by a majority of the corporation’s stockholders, and (iii) the committee certifies that the applicable performance goals were satisfied before payment of any performance-based compensation is made.

Although the Company’s stock option plans generally have been structured with the goal of complying with the requirements of Section 162(m), and the compensation committee believes stock options awarded thereunder should qualify as “performance-based” compensation exempt from limitations on deductibility under Section 162(m), the deductibility of any compensation, including the restricted stock grant to Mr. Leonard, was not a condition to any compensation decision. Except for compensation paid to Mr. Leonard, based on current compensation levels, the Company does not expect its ability to deduct executive compensation to be limited by operation of Section 162(m). However, due to interpretations and changes in the tax laws, some types of compensation payments and their deductibility depend on the timing of an executive’s vesting or exercise of previously granted rights and other factors beyond the compensation committee’s control which could affect the deductibility of compensation.

The compensation committee will continue to carefully consider the impact of Section 162(m) when designing compensation programs, and in making compensation decisions affecting the Company’s Section 162(m) covered executives. We fully expect the majority of future stock awards will be excludable from the Section 162(m) $1 million limit on deductibility, since vesting of any such awards will likely be tied to performance-based criteria, or be part of compensation packages which are less than $1 million dollars. Nonetheless, the compensation committee believes that in certain circumstances, as in that of Mr. Leonard, factors other than tax deductibility are more important in determining the forms and levels of executive compensation most appropriate and in the best interests of the Company and its stockholders. Accordingly, it may award compensation in excess of the deductibility limit, with or without requiring a detailed analysis of the estimated tax cost of non-deductible awards to the Company. Given our dynamic and rapidly changing industry and business, as well as the competitive market for outstanding leadership talent, the compensation committee believes it is important to retain the flexibility to design compensation programs consistent with its compensation philosophy for the Company, even if some executive compensation is not fully deductible. The compensation paid to Mr. Leonard under his 2004 employee agreement was one such instance.

•    Section 280G. Code Section 280G generally denies a deduction for a significant portion of certain compensatory payments made to corporate officers, certain shareholders and certain highly-compensated employees if the payments are contingent on a change of control of the employer and the aggregate amounts of the payments to the relevant individual exceed a specified relationship to that individual’s average compensation from the employer over the preceding five years. In addition, Code Section 4999 imposes on that individual a 20% excise tax on the same portion of the payments received for which the employer is denied a deduction under Section 280G. In determining whether to approve an obligation to make payments for which Section 280G would deny the Company a deduction or whether to approve an obligation to indemnify (or “gross-up”) an executive against the effects of the Section 4999 excise tax, the committee has adopted an approach similar to that described above with respect to payments which may be subject to the deduction limitations of Section 162(m).

Chief Executive Officer Compensation. The compensation policies described above apply equally to the compensation of the Chief Executive Office (“CEO”). From September 6, 2001 until September of 2004, the base salary of our chairman of the board and CEO during 2004 (Joseph B. Leonard) was established at $400,000 per year pursuant to negotiations between Mr. Leonard and the outside board members. Such negotiations were conducted in accordance with the 2001 employment agreement between the Company and Mr. Leonard, as amended.

On October 28, 2004, we entered into a new employment agreement with Mr. Leonard effective as of September 7, 2004. The new agreement has a term of three years, subject to automatic renewal for additional one-year terms unless earlier terminated by the Company or Mr. Leonard. The agreement generally will continue in effect during its term as long as Mr. Leonard is chairman of the Company but permits his voluntary retirement as CEO at any time. It provides for an annual base salary for Mr. Leonard of at least $450,000, and provides for additional benefits including, but not limited to: (i) annual cash incentive awards of up to 150% of annual base salary based upon Mr. Leonard’s performance and that of the Company in accordance with management’s incentive plan, (ii) a stock grant of 400,000 shares of the Company’s common stock, (iii) reimbursement for medical and dental expenses incurred by Mr. Leonard and his spouse, (iv) post-retirement medical and dental benefits for Mr. Leonard and his spouse in accordance with Company plans then in place; and (v) free air transportation for Mr. Leonard and his spouse for their lifetimes on any route maintained by the Company. Mr. Leonard received the grant of restricted stock in October 2004. Such shares vested 10% on October 26, 2004, 10% on November 26, 2004, 10% on December 27, 2004, 10% on January 26, 2005, 30% on September 7, 2005 and will vest 30% on September 7, 2006, subject to accelerated vesting in the event of Mr. Leonard’s death, disability, termination without cause or upon a change in control, as defined. In the event Mr. Leonard resigns as CEO but remains as chairman of the Company, any unvested awards will vest at a reduced rate equal to only 70% of the original grant.

No equity awards were granted to Mr. Leonard during the year in light of the options granted to him in 2001 in connection with his execution of a three-year employment contract in that year and in light of the execution of a new employment contract in 2004 which provided a restricted stock grant.

Committee Conclusion. Attracting and retaining talented and motivated management and employees is essential to create long-term stockholder value. Offering a competitive, performance-based compensation program with a large equity component helps to achieve this objective by aligning the interests of the Company’s CEO and other executive officers with those of stockholders. The committee believes that AirTran’s 2005 compensation program met these objectives. Likewise, based on our review, the committee finds the total compensation (and, in the case of the severance and change-in-control scenarios, the potential payouts) to the Company’s CEO and other named executive officers in the aggregate to be reasonable and not excessive.

COMPENSATION COMMITTEE

J. Veronica Biggins	Jere A. Drummond	William J. Usery, Jr.

The foregoing report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such Acts.

Other Executive Compensation Information

The following sections of this proxy statement set forth compensation information relating to the chief executive officer and the four most highly compensated executive officers of the Company, other than the chief executive officer (collectively, the “named executive officers”), for the fiscal year ended December 31, 2005.

Summary Compensation Table

The following table shows the compensation awarded or paid by AirTran for services rendered for the fiscal years ended December 31, 2005, 2004 and 2003 to the chief executive officer and the named executive officers.

	Annual Compensation(1)				Long-Term Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation (1)	Restricted Stock Awards (2)(3)		Securities Underlying Options (#)	Long-Term Incentive Plan Payouts ($)	All Other Compensation ($)(4)
Joseph B. Leonard.	2005	467,308	523,000	0	0		0	0	0
Chairman of the Board	2004	405,769	600,000	0	4,668,000	(5)	0	0	0
and Chief Executive Officer	2003	400,000	600,000	0	0		0	0	0

Robert L. Fornaro,	2005	415,389	373,000	0	961,800	(6)	0	0	0
Pres. and Chief Operating	2004	385,577	450,000	0	416,960	(7)	45,000	0	1,300
Officer(4)	2003	361,058	350,000	0	0		150,000	0	1,294

Stephen J. Kolski,	2005	240,770	126,000	0	320,600	(6)	0	0	0
Sr. Vice President(4)	2004	218,462	143,000	0	97,725	(7)	15,000	0	1,300
	2003	201,635	126,750	0	0		40,000	0	1,200

Stanley J. Gadek,	2005	235,577	124,000	0	320,600	(6)	0	0	0
Sr. Vice Pres. and Chief	2004	210,577	155,000	0	117,270	(7)	17,000	0	0
Financial Officer	2003	191,635	92,500	0	0		45,000	0	0

Richard P. Magurno,	2005	221,892	114,000	0	320,600	(6)	0	0	0
Sr. Vice Pres., General	2004	203,923	135,000	0	97,725	(7)	15,000	0	0
Counsel and Secretary	2003	189,356	91,250	0	0		45,000	0	0

(1)	The amounts shown do not include certain indirect compensation, perquisites, and other personal benefits, including air travel passes for travel for the named officer and his immediate family, the value of which for each executive officer did not exceed the lesser of $50,000 or 10% of the aggregate compensation for such officer.

(2)	All restricted shares granted to officers conferred upon them the same rights as are conferred upon any stockholder of common stock. These rights include the ability to receive dividend distributions if the Company decides to grant dividend payments in the future.

(3)	The number of shares of restricted stock and the value of such restricted stock at year end based on the $16.03 closing price of the Company shares on the NYSE on December 31, 2005 for each of the named executive officers was as follows:

Name	Total Restricted Stock Owned at December 31, 2005	Value at December 31, 2005
Joseph B. Leonard,	162,000	$2,596,860
Chairman of the Board and Chief Executive Officer
Robert L. Fornaro,	50,560	$810,477
President and Chief Operating Officer
Stanley J. Gadek,	16,170	$259,205
Sr., Vice President and Chief Financial Officer
Stephen J. Kolski,	15,675	$251,270
Senior Vice President
Richard P. Magurno,	27,500	$440,825
Senior Vice President, General Counsel and Secretary

(4)	Messrs. Fornaro and Kolski’s “other annual compensation” consists of matching contributions made by us to their respective 401(k) accounts.

(5)	Mr. Leonard was granted 400,000 shares of restricted stock in October 2004. Such shares vested 10% as of October 26, 2004, 10% on November 26, 2004, 10% on December 27, 2004 and 10% on as of January 26, 2005, 30% on September 7, 2005 and will vest 30% as of September 7, 2006, subject to accelerated vesting in the event of Mr. Leonard’s death, disability, termination without cause or upon a change in control as defined. In the event Mr. Leonard resigns as CEO but remains as Chairman any unvested options will vest at a reduced rate equal to only 70% of the original grant.

(6)	Messrs. Fornaro, Kolski, Gadek and Magurno were granted restricted stock awards of 60,000, 20,000, 20,000, and 20,000 shares, respectively, during the 2005 fiscal year. Values reported are based on values of shares as of the date of grant. These shares all vest on the same schedule. They vested 1/3 on January 26, 2006 and will vest 1/3 each on January 26, 2007 and January 26, 2008.

(7)	Messrs Fornaro, Kolski, Gadek and Magurno were granted restricted stock awards of 32,000, 7,500, 9,000, and 7,500 shares, respectively, during the 2004 fiscal year. Values reported are based on values of shares as of the date of grant. These shares all vest on the same schedule. They vested 1/3 on January 21, 2005 and will vest 1/3 each on January 21, 2006 and January 21, 2007.

Option Grants in Last Fiscal Year

No stock options were granted in the 2005 fiscal year under our stock option plans to any of our executive officers named in the Summary Compensation Table above.

Aggregated Option Exercises Last Fiscal Year And Fiscal Year-End Option Values

The following table shows information about stock option exercises during fiscal 2005 and unexercised stock options at December 31, 2005 for the named executive officers.

Name	Shares Acquired on Exercise (#)	Value Realized ($) (1)	Number of Shares Underlying Unexercised Options At Fiscal Year-End		Value of Unexercised In-The-Money Options At Fiscal Year-End(2)
			Exercisable (#)	Unexercisable (#)	Exercisable ($)	Unexercisable ($)
Joseph B. Leonard	500,000	4,295,000	1,044,886	0	13,176,791	0
Robert L. Fornaro	82,500	804,925	522,500	0	5,067,299	0
Steven J. Kolski	25,000	271,000	145,000	0	1,347,000	0
Stanley J. Gadek	65,000	754,900	162,000	0	1,510,600	0
Richard P. Magurno	0	0	290,000	0	2,979,250	0

(1)	We base this value on the spread between the exercise price and the closing price of our common shares on the New York Stock Exchange at exercise.

(2)	We base this value on the spread between the exercises prices on each individual grant and the $16.03 closing price of our common shares on the New York Stock Exchange on December 31, 2005.

Long-Term Incentive Plan Awards

The Company did not grant any awards to named executive officers during the fiscal year ended December 31, 2005, under any long-term incentive plan as defined under applicable SEC rules.

Equity Compensation Plan Information

The following table provides information about the shares of common stock that may be issued upon the exercise of option and other awards under the Company’s existing equity compensation plans as of December 31, 2005.

	(a)	(b)	(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and right	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by stock holders(1)	5,826,103	$7.77	970,514
Equity compensation plans not approved by stock holders(2)	—	n/a	—
Total	5,826,103	$7.77	970,514

(1)	Includes our 1993, 1994, 1995 and 1996 Stock Option Plans and our 2002 Long-Term Incentive Plan.

(2)	The Company does not have any equity compensation plans which have not been approved by its stockholders.

Compensation Committee Interlocks and Insider Participation

Our compensation committee consists of J. Veronica Biggins, Jere A. Drummond and William J. Usery, Jr., none of whom is an officer or employee of the Company.

Employment Agreements and Change of Control Arrangements

Joseph B. Leonard. On October 28, 2004, we entered into a new employment agreement with Mr. Leonard effective as of September 7, 2004. The new agreement has a term of three years, subject to automatic renewal for additional one-year terms unless earlier terminated by the Company or Mr. Leonard. The agreement generally will continue in effect during its term as long as Mr. Leonard is chairman of the Company but permits his voluntary retirement as CEO at any time. It provides for an annual base salary for Mr. Leonard of at least $450,000, and provides for additional benefits including, but not limited to: (i) annual cash incentive awards of up to 150% of annual base salary based upon Mr. Leonard’s performance and that of the Company in accordance with management’s incentive plan, (ii) stock grants of 400,000 shares of the Company’s common stock, (iii) reimbursement for medical and dental expenses incurred by Mr. Leonard and his spouse, (iv) post-retirement medical and dental benefits for Mr. Leonard and his spouse in accordance with Company plans then in place; and (v) free air transportation for Mr. Leonard and his spouse for their lifetimes on any route maintained by the Company. Mr. Leonard received the grants of restricted stock in October 2004. Such shares vested 10% as of October 26, 2004, 10% as of November 26, 2004, 10% as of December 27, 2004 and 10% on January 26, 2005, 30% on September 7, 2005 and will vest 30% as of September 7, 2006, subject to accelerated vesting in the event of Mr. Leonard’s death, disability, termination without cause or upon a change in control as defined.

In the event of a Change of Control (as defined under the employment agreement), if either Mr. Leonard, in his sole discretion, within twenty-four (24) months following the Change of Control, or if the Company, within six (6) months before, or twenty-four (24) months following the Change of Control, for any reason other than death, Disability or Cause, elects to terminate Mr. Leonard’s employment agreement, he will be entitled to:

•	Immediate vesting of any unvested stock options and/or stock grants made prior to the Change of Control;

•	Continued participation in any health or insurance plans maintained by the Company;

•	Retention of travel benefits;

•	Full base salary through the date of termination at the rate in effect at the time that the notice of termination is served, plus all other amounts to which Mr. Leonard is entitled under any benefit or compensation plan at the time such payments are due under the terms of such plans, even if the payment obligation arises after the date of termination;

•	A lump sum payment equal to the greater of: (i) two times the sum of Mr. Leonard’s total salary and bonus during the 12-month period prior to the Change or Control, or (ii) two times the sum of the average annual salary and average annual bonus paid to Mr. Leonard during the three (3) years prior to the Change of Control; and

•	If all or any portion of the amounts payable to Mr. Leonard or his estate under his employment agreement or otherwise are subject to the excise tax imposed by Section 4999 of the Code (or similar state tax and/or assessment) (the so-called “golden parachute tax”), the Company will pay to Mr. Leonard an amount necessary to place him in the same after-tax position he would have been in had no such excise tax been imposed, increased to the extent necessary to pay income and excise taxes due on such gross-up.

In the event Mr. Leonard resigns as CEO, other than in connection with a Change in Control, but remains as Chairman, any unvested awards will vest at a reduced rate equal to only 70% of the original grant. In the event Mr. Leonard is terminated without cause, other than in connection with a Change in Control, he will be entitled to a lump sum payment equal to his salary plus the amount of his incentive award for the previous year, immediate vesting of stock options and restricted stock awards, and continued travel and certain other benefits.

Prior to entering into the new employment agreement, we employed Mr. Leonard pursuant to an amended employment agreement with him which we entered into on September 6, 2001. The 2004 agreement term expired on September 6, 2004. Mr. Leonard’s base salary under his 2001 employment agreement was $400,000 per year, subject to annual review by our board of directors, and he was eligible to earn a bonus of up to 150% of his base salary each year based on our profitability during the year. The 2001 employment agreement also provided that, upon a change of control, all of Mr. Leonard’s stock options would become vested, and Mr. Leonard would be entitled to a lump sum payment equal to the greater of his compensation for the previous twelve months or the average of his annual compensation for the previous three years. In connection with the execution of the 2001 employment agreement, Mr. Leonard was granted 1,000,000 options vesting 40% upon the signing of the old agreement and 30% the first and second anniversaries of such agreement. The 2001 agreement also provided for severance pay of $500,000 to Mr. Leonard in the event Mr. Leonard’s employment was terminated by us without cause.

Other Executive Officers. Upon a termination of employment of Messrs. Fornaro, Gadek, Kolski, or Magurno after a change of control, the employee will be entitled to a continuance of his salary for a two-year period and all of his stock options and restricted stock grants will become vested.

STOCK PRICE PERFORMANCE INFORMATION

The following stock price performance information compares our performance to the New York Stock Exchange Composite Index and the Standard & Poor’s Airlines Index, all as based on information provided by Standard & Poors Corporation. The stock price performance graph assumes an investment of $100 in our stock and the two indexes, respectively, on December 31, 2000, and further assumes the reinvestment of all dividends. As of December 31, 2005, the Standard & Poor’s Airlines Index included AMR Corporation, Delta Air Lines, Inc. and Southwest Airlines, Inc. Stock price performance, presented for the period from December 31, 2000 through December 31, 2005 is not necessarily indicative of future results.

PERFORMANCE GRAPH

Cumulative Value of $100 invested on December 31, 2000

	12/31/00	12/31/01	12/31/02	12/31/03	12/31/04	12/31/05
AirTran Holdings, Inc.	$100.00	$91.03	$53.79	$164.14	$147.59	$221.10
NYSE Composite Index	$100.00	$89.79	$71.99	$93.07	$104.38	$111.64
Standard & Poor’s Airlines Index	$100.00	$67.38	$41.49	$44.55	$43.28	$41.13

The stock price performance graph and performance data shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such Acts.

CERTAIN ACCOUNTING AND AUDITING MATTERS

Report of the Audit Committee

The authority, duties and responsibilities of the audit committee of the board of directors of the Company are set forth in detail in the written audit committee charter, which was adopted by the board of directors of the Company and which complies with the applicable rules of the New York Stock Exchange. The audit committee has four members, each of whom is independent, under both the applicable rules of the New York Stock Exchange as well as the Company’s corporate governance policies. In accordance with section 407 of the Sarbanes-Oxley Act of 2002, Don L. Chapman and G. Peter D’Aloia have been identified as “Audit Committee Financial Experts”.

The audit committee reviews and assesses the adequacy of its charter on an annual basis. A copy of the audit committee charter is attached to this proxy statement as Appendix A and is available on the Company’s website, www.AirTran.com.

The Company’s management is responsible for preparing the Company’s financial statements and has represented to the audit committee that the financial statements were prepared in accordance with generally accepted accounting principles. The independent auditors are responsible for auditing the financial statements. The audit committee is responsible for overseeing the Company’s financial reporting process on behalf of the board of directors. Management of the Company has the primary responsibility for the Company’s financial reporting process, principles and internal controls as well as preparation of its financial statements. The Company’s independent auditors are responsible for performing an audit of the Company’s financial statements and expressing an opinion as to the conformity of such financial statements with accounting principles generally accepted in the United States.

The audit committee has reviewed and discussed the Company’s audited financial statements as of and for the year ended December 31, 2005 with management and the independent auditors. The audit committee has discussed with the independent auditors the matters required to be discussed under auditing standards generally accepted in the United States, including those matters set forth in Statement on Auditing Standards No. 61 (Communication with Audit Committees), as currently in effect. The independent auditors have provided to the audit committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as currently in effect, and the audit committee has also considered whether the independent auditors’ provision of information technology and other non-audit services to the Company is compatible with maintaining the auditors’ independence. The audit committee has concluded that the independent auditors are independent from the Company and its management.

The audit committee met eight times during the 2005 fiscal year. In addition, the members of the committee reviewed, and the chairman of the committee discussed with management and Ernst & Young, LLP (the Company’s independent auditors), the interim financial information contained in each quarterly earnings release prior to the release of such information to the public.

The audit committee discussed with the Company’s independent auditors the overall scope and plans for their respective audits. In addition, the audit committee met with the Chief Executive Officer and Chief Financial Officer of the Company to discuss the processes that they have undertaken to evaluate the accuracy and fair presentation of the Company’s financial statements and the effectiveness of the Company’s system of disclosure controls and procedures.

In fulfilling its oversight responsibilities and as part of its review of the Company’s 2005 Annual Report, the audit committee met with the Company’s internal auditors and its independent auditors, with and without management present, to discuss their evaluations of the Company’s internal controls as well as the overall quality of its financial reporting. The audit committee accepted the conclusion of the Company’s internal auditors and management that during the 2005 fiscal year certain material weaknesses existed in the design of internal controls (See Item 9A of Form 10-K filed by the Company on March 9, 2006) and discussed and approved management’s action plan to remediate such weaknesses.

The audit committee has reviewed and discussed the audited consolidated financial statements of the Company for the fiscal year ended December 31, 2005 with management and Ernst & Young, including discussing with Ernst & Young the matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees,” as amended.

The audit committee received from Ernst & Young the written disclosures, including the letter, required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” has discussed with Ernst & Young the subject of their independence in connection with their performance of services for the Company, has considered whether the independent auditor’s provision of non-audit services to the Company is compatible with maintaining the auditor’s independence, and believes the provision of such non-audit services is compatible.

As a result of the reviews and discussions with management and Ernst & Young referred to above, the audit committee recommended to the board of directors and the board has approved that the audited financial statements of the Company be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2005, for filing with the Securities and Exchange Commission.

The fees paid to the Company’s auditors, Ernst & Young, as well as the policy on pre-approval of audit and non-audit services are set forth elsewhere in the Company’s 2006 proxy.

AUDIT COMMITTEE

Don L. Chapman             J. Veronica Biggins             G. Peter D’Aloia             John F. Fiedler

The foregoing report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933

Policy On Pre-Approval Of Services Provided By Independent Auditor

Pursuant to the requirements of the Sarbanes-Oxley Act of 2002, and the Company’s audit committee charter, the terms of the engagement of Ernst & Young, LLP and all auditing services and non-audit services to be performed for the Company by its independent auditors are subject to the specific pre-approval of the audit committee, except where such services are determined to be de minimus under the Exchange Act. All audit and permitted non-audit services to be performed by Ernst & Young, LLP require pre-approval by the audit committee in accordance with pre-approved procedures established by the audit committee. The audit committee may delegate to one or more designated members of the audit committee who are independent directors of the board of directors, the authority to grant such pre-approvals. The decisions of any member to whom such authority is delegated are presented to the full audit committee at the next scheduled meeting of the committee. Internal control procedures require all proposed engagements of Ernst & Young, LLP for services of any kind to be directed to the Company’s Chief Financial Officer and then submitted for approval to the audit committee or its designee prior to the beginning of any services.

In fiscal 2005, 100% of the audit fees, audit related fees, and tax fees were approved either by the audit committee or its designee. Subject to the transition provisions of applicable law, the fees paid to the independent auditors that are shown in the chart above for 2004 also were pre-approved by the audit committee. The audit committee has considered whether the provision of non-audit services by the Company’s independent auditors in 2005 or currently is compatible with maintaining auditor independence, and believes that the provision of such services is compatible.

Principal Accounting Firm Fees

The following table shows the type of services and the aggregate fees billed to AirTran for the specified types of services during the fiscal years ending December 31, 2005 and 2004 by AirTran’s principal accounting firm, Ernst & Young, LLP. Descriptions of the service types follow the table.

Services Rendered	2004		2005
Audit Fees	$1,260,000	(1)	$1,327,881
Audit Related Fees	$0		$0
Tax Fees	$124,000		$0
All Other Fees	$3,500	(2)	$3,500	(2)

(1)	These fees include a $626,000 charge for additional services conducted in connection with the requirements imposed on the Company under the Sarbanes-Oxley Act of 2002.
(2)	Fees for Ernst & Young LLP online subscription

Description of Services

Audit Fees

The aggregate fees billed by Ernst & Young, LLP for each of the last two fiscal years include fees for professional services rendered for the audit of the Company’s annual financial statements, review of financial statements included in the Company’s quarterly reports on Form 10-Q and services that were provided in connection with statutory and regulatory audits, filings, or engagements and other attest services and the issuance of comfort letters and consents and, in 2004, in connection with the offering of the Company’s debt and equity securities.

Audit-Related Fees

The aggregate fees billed by Ernst & Young, LLP in each of the last two fiscal years include fees for assurance and related services that were reasonably related to the performance of the audit or review of the Company’s financial statements. The nature of the services performed for these fees may have included, among other things, employee benefit plan audits, internal control reviews, Sarbanes-Oxley Act Section 404 internal control project assistance, attest services not required by statute or regulation and consultations concerning financial accounting and reporting matters not classified as an audit.

Tax Fees

The aggregate fees billed by Ernst & Young, LLP in one or more of the last two fiscal years include, as specified above, fees for professional services rendered for tax compliance, including tax planning and the preparation of tax audits.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires directors and certain officers of the Company and owners of more than 10% of the Company’s common stock to file an initial ownership report with the Securities and Exchange Commission and a monthly or annual report listing any subsequent change in their ownership of any of the Company’s equity securities. Based solely upon a review of the copies of those reports furnished to the Company during the past year and written representations to it that no other reports were required, the Company believes that, during the year ended December 31, 2005, all filing requirements applicable to its directors, executive officers and 10% beneficial owners, if any, were complied with.

INDEPENDENT PUBLIC ACCOUNTANTS

Ernst & Young, LLP has performed an audit of the Company’s financial statements annually since its inception. It is anticipated that representatives of Ernst & Young, LLP will be present at the annual meeting of stockholders to respond to appropriate questions and to make a statement if such representatives so desire.

The board of directors of the Company annually appoints the independent public accountants for the Company after receiving the recommendation of its audit committee.

COST OF SOLICITATION

The cost of solicitation of proxies will be borne by the Company. In addition to the use of the mails, proxy solicitations may be made by directors, officers and employees of the Company, personally or by telephone or other means of communication, without receiving additional compensation. It is also anticipated that banks, brokerage houses and other custodians, nominees and fiduciaries will be requested to forward soliciting material to their principals and to obtain authorization for the execution of proxies. The Company will reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their out-of-pocket expenses. The Company has also engaged Georgeson Shareholder Communications, Inc. for a fee not to exceed $10,000 to assist in the solicitation of proxies.

REQUIREMENTS, INCLUDING DEADLINES, FOR SUBMISSION OF PROXY PROPOSALS, PROPOSED NOMINATION OF DIRECTORS, AND OTHER BUSINESS OF STOCKHOLDERS

We plan to hold our 2007 annual meeting of stockholders during the month of May. Any proposal of a stockholder intended to be presented at the 2007 annual meeting of stockholders must be received by us for inclusion in the proxy statement and form of proxy for that meeting no later than December 19, 2006. If any proposal is submitted after that date, we are not required to include it in our proxy materials. Proposals should be submitted to the following address:

Corporate Secretary

AirTran Holdings, Inc.

9955 AirTran Boulevard

Orlando, Florida 32827

A notice of a proposed item of business should include a description of, and the reasons for, bringing the proposed business to the meeting, any material interest of the stockholder in the business, and certain other information about the stockholder.

Under our nomination procedures, and as SEC rules permit, stockholders must follow certain procedures to nominate a person for election as a director at an annual meeting. Under these procedures, stockholders must submit the proposed nominee by delivering a notice to the Secretary of the Company at our principal executive offices. Normally, we must receive notice of a stockholder’s intention to introduce a nomination or proposed item of business for an annual meeting not less than 50 days nor more than 75 days before the first anniversary of the prior year’s meeting.

Assuming that our 2006 Annual Meeting is held on schedule, we must receive any such notice pertaining to the 2007 Annual Meeting no earlier than March 10, 2007 and no later than April 4, 2007. However, if we give less than 60 days notice or public announcement of the annual meeting date, we must receive the notice no later than the close of business ten days after the earlier of the date we first provide notice of the meeting to stockholders or announce it publicly.

A notice of a proposed nomination must include certain information about the stockholder and the nominee, as well as a written consent of the proposed nominee to serve if elected.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have mailed our 2005 Annual Report to Stockholders in connection with this proxy solicitation. IF YOU WOULD LIKE A COPY OF OUR 2005 FORM 10-K, EXCLUDING CERTAIN EXHIBITS, PLEASE CONTACT RICHARD P. MAGURNO, CORPORATE SECRETARY, AIRTRAN HOLDINGS, INC., 9955 AIRTRAN BOULEVARD, ORLANDO, FLORIDA 32827.

OTHER MATTERS

Admission To Meeting

All stockholders as of the record date, or their duly appointed proxies, may attend the meeting. Seating, however, may be limited. Admission to the meeting will be on a first-come, first-served basis. Please note that if you hold your shares in “street name” (that is, through a broker or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the record date. Only stockholders as of the record date may attend the meeting. Each stockholder may be asked to present valid picture identification, such as a driver’s license or passport. Cameras, recording devices, cellular telephones, beepers and other electronic devices will not be permitted at the meeting.

Action on Other Matters at the Annual Meeting

At this time, we do not know of any other matters to be presented for action at the annual meeting other than those mentioned in the Notice of Annual Meeting of Stockholders and referred to in this proxy statement. If any other matter comes before the meeting, it is intended that the proxies will be voted in respect thereof in accordance with the judgment of the persons voting the proxies.

STOCKHOLDERS ARE URGED TO DATE, SIGN AND RETURN PROMPTLY THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES, OR TO VOTE THEIR SHARES VIA TELEPHONE OR THE INTERNET. YOUR COOPERATION WILL BE APPRECIATED. YOUR PROXY WILL BE VOTED, WITH RESPECT TO THE MATTERS IDENTIFIED THEREON, IN ACCORDANCE WITH ANY SPECIFICATIONS ON THE PROXY.

BY ORDER OF THE BOARD OF DIRECTORS,

Richard P. Magurno

Senior Vice President,

General Counsel and Secretary

APPENDIX A

AIRTRAN HOLDINGS INC.

AUDIT COMMITTEE CHARTER

(Revised as of June 6, 2004)

I. PURPOSE

The Audit Committee shall provide assistance to the Company’s Board of Directors (the “Board”) in fulfilling the Board’s responsibility to its shareholders and the investment community relating to the Company’s accounting, reporting practices, and the quality and integrity of the Company’s financial reports. The Audit Committee’s primary duties and responsibilities are to:

•	Oversee that management has maintained the reliability and integrity of the Company’s accounting policies and financial reporting and disclosure practices;

•	Oversee that management has established and maintained processes to assure that an adequate system of internal audit control is functioning within the Company;

•	Oversee that management has established and maintained processes to assure compliance by the Company with all applicable laws, regulations and corporate policy;

•	Assist the Board oversight of (i) the integrity of the Company’s financial statements, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the independent auditors’ qualifications and independence, (iv) the performance of the Company’s internal audit function and independent auditors, and (v) the Company’s overall risk management profile;

•	Review the Company’s policies and compliance procedures regarding ethics; and

•	Prepare a report of the Audit Committee for inclusion in the proxy statement for the Company’s annual meeting of shareholders.

The Audit Committee intends to fulfill these responsibilities primarily by carrying out the activities enumerated in Section IV of this Charter.

II. COMPOSITION

The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent, in that each Audit Committee member may not, other than in his or her capacity as a director or member of any committee of the Board, (i) accept any consulting, advisory, or other compensatory fee from the Company; or (ii) be an affiliated person of the Company or any subsidiary thereof. In addition, each Audit Committee member shall meet the independence requirements of the New York Stock Exchange (“NYSE”); as such requirements may be changed from time to time, as set forth in the listing requirements of NYSE and shall qualify as a “non-employee” director within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, and as an “outside director” within the meaning of Section 162 (m) of the Internal Revenue code of 1986, as amended, and shall satisfy any other necessary standards of independence under the federal securities and tax laws. A director who meets the definition of “independence” mandated for all Audit Committee members, but who also holds 20% or more of the Company’s stock (or who is a general partner, controlling shareholder or officer of any such holder) cannot chair, or be a voting member of, the Audit Committee.

All members of the Audit Committee shall be familiar with basic finance and accounting practices, and shall have one member who is a Financial Expert, as defined by the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the Chair of the Audit Committee shall have accounting or related financial management expertise. The Company shall disclose, in its periodic reports required under the Exchange Act, whether or not, and if not, the reasons therefore; the Audit Committee is comprised of at least one Financial Expert, as defined by the Exchange Act.

If an Audit Committee member simultaneously serves on the audit committee of more than three public companies, the Board must determine that such simultaneous service would not impair such member’s ability to serve effectively on the Company’s Audit Committee and such determination must be disclosed in the Company’s annual proxy statement.

The members of the Audit Committee shall be elected by the Board on the recommendation of the Nominating and Governance Committee. The members shall serve until their resignation, retirement, removal by the Board or until their successors shall be appointed and qualified. No member of the Committee shall be removed except by a majority vote of the Independent Directors then in office. Unless a Chair is elected by the full Board, the members of the Audit Committee may designate a Chair by majority vote of the full Audit Committee membership. The Chair of the Audit Committee will be rotated at three year intervals, unless the Board believes that there are compelling reasons at a given point in time to maintain an individual Director’s chairmanship for a longer time. When feasible, the immediate past Chair will continue serving as a member of the Committee for at least one year to ensure an orderly transition.

III. MEETINGS

The Audit Committee shall meet in person or telephonically at least four times annually, or more frequently as circumstances dictate. The agenda for each Committee meeting shall be established by the Chair with the assistance of appropriate members of management. Each Committee member is free to raise at any Committee meeting subjects that are not on the agenda for that meeting. If the Audit Committee Chair is not present at a meeting, the Committee member most senior in service on the Board shall serve as Chair. A majority of the members of the Audit Committee shall constitute a quorum. The act of a majority of the members of the Audit Committee present at which a quorum is present shall be the act of the Committee. Without a meeting, the Committee may act by unanimous written consent of all members. As part of its job to foster open communication, the Audit Committee should meet periodically with management, the director of the internal auditing department and the independent auditors separately to discuss any matters that the Audit Committee or each of these groups believe should be discussed privately. In addition, the Audit Committee or at least its Chair shall meet separately with the independent auditors, internal auditors or other personnel responsible for the internal audit function and management at least quarterly prior to the issuance of the quarterly financial statements.

Any Board member who is not a member of the Audit Committee may attend meetings of the Audit Committee; provided, however, that any member who is not a member of the Audit Committee may not vote on any matter coming before the Audit Committee for a vote. The Audit Committee also may invite to its meetings any member of management of the Company and such other persons as it deems appropriate in order to carry out its responsibilities. The Audit Committee may meet in executive session as the Audit Committee deems necessary and appropriate.

IV. RESPONSIBILITIES AND DUTIES

The Audit Committee, in its capacity as a committee of the Board of Directors, shall be directly responsible for the appointment, compensation, and oversight of the work of any registered public accounting firm employed by the Company (including resolution of disagreements between management and the auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work, and each registered public accounting firm shall report directly to the Audit Committee. To fulfill its responsibilities and duties, the Audit Committee shall:

Documents/Reports Review

1. Review and reassess, at least annually, the adequacy of this Charter and make recommendations to the Board, as conditions dictate, to update this Charter.

2. Review with management and the independent auditors the Company’s annual financial statements and Form 10-K prior to the filing of the Form 10-K or prior to the release of earnings, including a discussion with the independent auditors of the matters required to be discussed by Statement of Auditing Standards No. 61 (“SAS No. 61”) and including a discussion of the Company’s disclosures in the Management’s Discussion and Analysis of Financial Condition and Results of Operations (“MD&A”) section.

3. Review with management and the independent auditors the Form 10-Q prior to its filing or prior to the release of earnings, including a discussion with the independent auditors of the matters required to be discussed by SAS No. 61 and including a discussion of the Company’s disclosures in the MD&A section. If the Audit Committee so delegates, the Chair of the Audit Committee may represent the entire Audit Committee for purposes of this review.

4. Review with management and the independent auditors the effect of regulatory and accounting initiatives that may affect the Company, as well as the effect of any off-balance sheet structures and transactions on the Company’s financial statements.

5. At the discretion of the Chair of the Audit Committee, prior to their issuance, review and discuss earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies.

6. Discuss the Company’s policies with respect to risk assessment and risk management, and discuss the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures.

Independent Auditors

7. Review the performance of the independent auditors and appoint or terminate the independent auditors. The Audit Committee has the sole authority and responsibility to select, evaluate, and where appropriate, replace the outside auditors. In addition, the Audit Committee has the sole authority to approve all audit engagement fees and terms, as well as significant non-audit engagements with the independent auditors. The independent auditors are ultimately accountable to the Audit Committee and the entire Board for such auditors’ review of the financial statements and controls of the Company. The Audit Committee shall determine the appropriate compensation of the independent auditors.

8. Approve in advance all auditing services and non-audit services, except where such services are determined to be de minimus under the Exchange Act. The Audit Committee may delegate to one or more designated members of the Audit Committee who are independent directors of the Board of Directors, the authority to grant such pre-approvals. The decisions of any member to whom such authority is delegated shall be presented to the full Audit Committee at each of its scheduled meetings.

9. Oversee independence of the auditors by:

•	receiving from, and reviewing and discussing with, the auditors, at least annually, a formal written statement delineating all relationships between the auditors and the Company consistent with Independence Standards Board Standard 1 (“ISB No. 1”);

•	reviewing, and actively discussing with the Board, if necessary, and the auditors, on a periodic basis, any disclosed relationships or services between the auditors and the Company or any other disclosed relationships or services that may impact the objectivity and independence of the auditors;

•	recommending, if necessary, that the Board take appropriate action to satisfy itself of the auditors’ independence; and

•	ensuring that the lead or coordinating audit partner having primary responsibility for the audit, or the audit partner responsible for reviewing the audit does not perform audit services for the Company for five (5) or more consecutive fiscal years.

10. At least annually, obtain and review a report from the independent auditors describing the audit firm’s internal quality-control procedures, any material issues raised by the most recent internal quality- control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the audit firm, and any steps taken to deal with any such issues; and (to assess the auditor’s independence) all relationships between the independent auditor and the Company. The Audit Committee shall use such report to evaluate the independent auditor’s qualifications, performance and independence, including a review and evaluation of the lead partner of the independent auditor, and taking into account the opinions of management and the Company’s internal auditors. In addition to the currently required five-year rotation of the lead audit partner, the Audit Committee shall consider whether, in order to assure continuing auditor independence, there should be additional rotations of the lead audit partner, or of the audit firm itself. The Audit Committee shall present its conclusions with respect to the independent auditor to the Company’s full Board.

11. Set clear hiring policies for employees or former employees of the Company’s independent auditors.

Financial Reporting Process

12. In consultation with the independent auditors and the internal auditors, review the integrity of the Company’s financial reporting processes, both internal and external. The Audit Committee shall report regularly to and review with the full Board any issues that arise with respect to the quality or integrity of the Company’s financial statements, compliance with legal or regulatory requirements, the performance and independence of the independent auditors, or the performance of the internal audit function.

13. Consider and approve, if appropriate, changes to the Company’s auditing and accounting principles and practices as suggested by the independent auditors, management, or the internal auditing department.

14. Establish regular systems of reporting to the Audit Committee by each of management, the independent auditors and the internal auditors regarding any significant judgments made in management’s preparation of the financial statements and any significant difficulties encountered during the course of the review or audit, including any restrictions on the scope of work or access to required information.

15. Regularly review with the independent auditors any audit problems or difficulties among management and the independent auditors or the internal auditing department in connection with the preparation of the financial statements and management’s response thereto.

16. Ensure and oversee timely reports from the independent auditors to the Audit Committee of (i) all critical accounting policies and practices to be used; (ii) all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management officials of the Company, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditors; (iii) other material written communications between the independent auditors and the management of the Company, such as any management letter or schedule of unadjusted differences; (iv) the quality of the Company’s accounting principles, setting forth significant reporting issues and judgments made in connection with the preparation of the financial statements; and (v); the adequacy and effectiveness of the Company’s internal controls, including any significant deficiencies or material weaknesses in internal controls.

17. The Audit Committee shall meet separately, at least quarterly, with management, with internal auditors (or other personnel responsible for the internal audit function) and with independent auditors.

Legal Compliance/General

18. Review, with the Company’s counsel, any legal matter that could have a significant impact on the Company’s financial statements.

19. Report through its Chair to the Board regularly.

20. Maintain minutes or other records of meetings and activities of the Audit Committee.

21. Review and approve, prior to the Company’s entry into any such transactions, all transactions between the Company and its executive officers, members of its Board, beneficial holders of more than 5% of the Company’s securities, immediate family members of any of the foregoing persons, and any other parties whom the Board determines may be considered to be related parties.

22. When deemed necessary by the members of the Audit Committee, retain independent outside legal, accounting or other advisors or consultants to advise and assist the Audit Committee in carrying out its duties, without needing to seek approval for the retention of such advisors or consultants from the Board. The Audit Committee shall determine the appropriate compensation for any advisers retained by the Audit Committee. The Audit Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditors to attend a meeting of the Audit Committee or to meet with any members of, or consultants to, the Audit Committee.

23. The Audit Committee directly and/or through the Ethics Committee also shall oversee compliance with the Company’s policies and Code of Conduct and Ethics and shall:

•	Confirm that the Company’s policies and Code of conduct and Ethics are formalized in writing and that procedures are in place to communicate such policies and codes to appropriate management, supervisory and other key employees.

•	Periodically review the Company’s policies and Code of Conduct and Ethics, with particular focus on related party transactions and conflicts of interest involving, directly or indirectly, any director or executive officer, and consider whether any changes are needed.

•	Review the program for monitoring compliance with the Company’s policies Code of Conduct and Ethics and periodically obtain updates from management regarding compliance.

•	Be responsible for evaluating, making decisions whether to approve, and monitoring on an ongoing basis any related party transactions covered by the Company’s policies and Code of Conduct and Ethics and for making decisions whether to grant any waivers of or approve any other deviations from the Company’s policies and Code of Conduct and Ethics governing related party transactions and conflicts of interest, in each case if any director, executive officer or any entity for or in which any such person serves as a director or executive officer or has any other significant interest is involved, and also for documenting and monitoring any such approval or waiver.

24. The Audit Committee shall establish procedures, as set forth in the attachment hereto, for (i) the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters; and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

25. Perform any other activities consistent with this Charter, the Company’s by-laws, and governing law, as the Audit Committee or the Board deems necessary or appropriate.

26. The Audit Committee shall be subject to an annual performance evaluation to determine its compliance with this Charter, its performance hereunder and the carrying out of its duties.

Internal Audit

27. Review the activity and effectiveness of the Internal Audit Group including the scope of the internal audit plan for the current year and the results of audits performed.

28. Review the qualifications of the internal audit staff and concur in the appointment, replacement, reassignment, or dismissal of the senior internal audit executive who shall report to the Chief Financial Officer and have free and open access to the Audit Committee.

29. Meet in private session with the senior internal audit executive at such times as is deemed appropriate by the Audit Committee but in no event less than annually.

V. COMPENSATION AND SECURITY OWNERSHIP

30. Audit Committee members shall be compensated by the Company solely in the form of directors’ fees which may include the grant of stock awards and/or options. Audit Committee members may, however, receive greater fees than those received for Board service by other Board members, in light of their heightened responsibilities to the Company.

The Audit Committee’s responsibility is oversight. Management of the Company has the responsibility for the Company’s financial statements as well as the Company’s financial reporting process, principles, and internal controls. The independent auditors are responsible for performing an audit of the Company’s annual financial statements, expressing an opinion as to the conformity of such annual financial statements with generally accepted accounting principles, reviewing the Company’s quarterly financial statements and other procedures and otherwise performing such work as may be required by law. Each member of the Audit Committee shall be entitled to rely on (i) the integrity of those persons within the Company and of the professionals and experts (such as the independent auditors) from which it receives information, (ii) the accuracy of the financial and other information provided to the Audit Committee by such persons, professionals or experts absent actual knowledge to the contrary and (iii) representations made by management of the independent auditors as to any information technology services of the type described in Rule 2-01(c)(4)(ii) of Regulation S-X and other non-audit services provided by the independent auditors to the Committee.

VI. DISCLOSURE OF CHARTER

This Charter will be made available on the Company’s website at www.airtran.com.

Exhibit to Audit Committee Charter

Complaints Regarding Accounting and Auditing Matters.

The Committee has established a system for receiving complaints about financial matters, including: the receipt, retention, and treatment of complaints regarding accounting, internal accounting controls, or auditing matters; and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters. The system is independent of Company information reporting systems.

Following is the information on submitting complaints directly to the Committee:

Any employee or third party may contact the Committee on an anonymous basis through the Company’s toll free secure telephone number, or through a secure internet site at the email address set forth in the Company’s Corporate Code of Conduct and Ethics (which is posted on the Company’s website) or by mailing a memo to the Chair of the Company’s Ethics Committee who is also a member of the Audit Committee.

Each complaint will be reviewed with the Committee. If necessary, the Committee will convene a special meeting to address complaints deemed to be urgent. In general, serious allegations relating to one of the Company’s executive officers will be addressed by the Committee immediately. The Committee Chair will review the status of all complaints at least quarterly.

Topics that may be submitted through the Committee’s complaint systems include, but are not limited to:

•	Allegations of fraud or deliberate error in the preparation of the Company’s financial statements;

•	Allegations of fraud or deliberate error in maintaining the Company’s financial records;

•	Deficiencies in internal control, or violations of internal control policies;

•	False statements by a senior officer or accountant regarding matters included in financial reports or records;

•	False statements made to independent auditors; and

•	Other information that can have a material impact on the fairness of the Company’s financial statements.

With regard to complaints received from employees, it’s against the law for the Company to penalize the employee in any way based upon lawful actions of the employee with respect to good faith reporting of a complaint. The Committee will take steps to ensure that the employee rights in this regard are respected.

APPENDIX B

AIRTRAN HOLDINGS, INC.

COMPENSATION COMMITTEE CHARTER

(Revised as of Amended as of July 28, 2005)

I. PURPOSE

The Compensation Committee (the “Committee”), appointed by and acting on behalf of the Board of Directors (the “Board”), shall be responsible for formulating, evaluating and approving compensation of the Company’s directors, executive officers and key employees, overseeing all compensation programs involving the use of the Company’s stock, and producing an annual report on executive compensation for inclusion in the Company’s proxy statement for its annual meeting of stockholders, in accordance with applicable rules and regulations.

II. COMPOSITION

The Committee shall be comprised of two or more directors as determined by the Board, each of whom shall be independent directors, and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee. Committee members shall qualify as independent directors under the listing standards of the New York Stock Exchange, as “non-employee” directors within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, and “outside directors” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended, and shall satisfy any other necessary standards of independence under the federal securities and tax laws.

Committee members shall be elected by the Board on the recommendation of the Nominating and Governance Committee. The members shall serve until their resignation, retirement, removal by the Board or until their successors shall be appointed and qualified. No member of the Committee shall be removed except by a majority vote of the Independent Directors then in office. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership. The Chair of the Compensation Committee will be rotated at three year intervals, unless the Board believes that there are compelling reasons at a given point in time to maintain an individual Director’s chairmanship for a longer time. When feasible, the immediate past Chair will continue serving as a member of the Committee for at least one year to ensure an orderly transition.

III. MEETINGS

The Committee shall meet in person or telephonically at least twice a year and at such other times as it deems necessary to carry out its responsibilities. The Chair of the Committee and/or the Board may call such meetings. The agenda for each Committee meeting shall be established by the Chair with the assistance of appropriate members of management. Each Committee member is free to raise at any Committee meeting subjects that are not on the agenda for that meeting. If the Committee Chair is not present at a meeting, the Committee member most senior in service on the Board shall serve as Chair. A majority of the members of the Committee shall constitute a quorum. The act of a majority of the members of the Committee present at which a quorum is present shall be the act of the Committee. Without a meeting, the Committee may act by unanimous written consent of all members.

Any Board member who is not a member of the Compensation Committee may attend meetings of the Committee; provided, however, that any member who is not a member of the Committee may not vote on any matter coming before the Committee for a vote. The Committee also may invite to its meetings any member of management of the Company and such other persons as it deems appropriate in order to carry out its responsibilities. The Committee may meet in executive session as the Committee deems necessary and appropriate.

IV. RESPONSIBILITIES AND DUTIES

To fulfill its responsibilities and duties the Committee shall:

1. Establish a compensation policy for executives designed to (i) enhance the profitability of the Company, increase stockholder value and lead the Company’s employees in a responsible and effective manner, (ii) reward executive officers for their contribution to the Company’s growth and profitability, (iii) recognize individual initiative, leadership, achievement, and other contributions and (iv) provide competitive compensation that will attract and retain qualified executives.

2. Subject to variation where appropriate, the compensation policy for executive officers and other key employees shall include (i) base salary, which shall be set on an annual or other periodic basis, (ii) annual or other time or project based incentive compensation, which shall be awarded for the achievement of predetermined financial, project, research or other designated objectives of the Company as a whole and of the executive officers and key employees individually and (iii) long-term incentive compensation in the forms of equity participation and other awards with the goal of aligning, where appropriate, the long-term interests of executive officers and other key employees with those of the Company’s stockholders and otherwise encouraging the achievement of superior results over an extended time period.

3. Review competitive practices and trends to determine the adequacy of the executive compensation program.

4. Review and consider participation and eligibility in the various components of the total executive compensation package.

5. Annually review and approve corporate goals and objectives relevant to CEO compensation, evaluate the CEO’s performance in light of those goals and objectives, and recommend to the Board the CEO’s compensation levels based on this evaluation.

6. Annually review and make recommendations to the Board with respect to compensation of directors, executive officers of the Company other than the CEO and key employees.

7. Approve employment contracts, change in control provisions and other agreements.

8. Approve and administer cash incentives and similar such compensation plans for executives (including any modification to such plans) and oversight of performance objectives and funding for executive incentive plans.

9. Review matters relating to management succession, including, but not limited to, compensation.

10. Approve and oversee compensation programs involving the use of the Company’s stock.

11. If appropriate, hire experts in the field of executive compensation to assist the Committee with its evaluation of director, CEO or senior executive compensation. The Committee shall have the sole authority to retain and to terminate such experts, and to approve the experts’ fees and other retention terms. The Committee shall also have the authority to obtain advice and assistance from internal legal, accounting or other advisors.

12. Prepare annual reports for the Company’s proxy statement summarizing top executives’ compensation levels and explaining the relationship between executive compensation and the Company’s performance, as required by the SEC.

13. Periodically review executive supplementary benefits and, as appropriate, the Company’s benefit, and special compensation programs involving significant cost.

14. Form and delegate authority to subcommittees when appropriate.

15. Make regular reports to the Board.

16. Annually review and reassess the adequacy of this Charter and recommend any proposed changes to the Board for approval.

17. Annually evaluate its own performance.

18. Fulfill such other duties and responsibilities as may be assigned to the Committee, from time to time, by the Board and/or the Chairman of the Board.

V. DISCLOSURE OF CHARTER

This Charter will be made available on the Company’s website at www.airtran.com.

ANNUAL MEETING OF SHAREHOLDERS OF

AIRTRAN HOLDINGS, INC.

May 24, 2006

Please date, sign and mail

your proxy card in the

envelope provided as soon

as possible.

ê Please detach along perforated line and mail in the envelope provided. ê

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSAL 2.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

						FOR	AGAINST	ABSTAIN
1.	To elect three (3) Class I directors to the Board of Directors to serve for a three year term and until their successors are elected and qualified.			2.	To amend the Company’s 2002 First Amended and Restated Long-Term Incentive Compensation Plan.	☐	☐	☐
		NOMINEES:
☐	FOR ALL NOMINEES	O Joseph B. Leonard O Lewis H. Jordan O Don L. Chapman		3.	To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES			THE BOARD OF DIRECTORS FAVORS A VOTE “FOR” THE MATTERS ABOVE AND UNLESS INSTRUCTIONS TO THE CONTRARY ARE INDICATED IN THE SPACE PROVIDED, THIS PROXY WILL BE SO VOTED.

☐	FOR ALL EXCEPT
	(See instructions below)

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.			☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

AIRTRAN HOLDINGS, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR THE 2006 ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 24, 2006

The undersigned hereby appoints Joseph B. Leonard and Richard P. Magurno and either of them, with power of substitution to each, the proxies of the undersigned to vote the common stock of the undersigned at the annual meeting of shareholders of AIRTRAN HOLDINGS, INC. to be held on May 24, 2006, at 11:00 a.m. at Crowne Plaza – Quaker Square, 135 South Broadway, Akron, Ohio 44308, and any adjournments or postponements thereof:

(To be signed, dated and voted on reverse side.)

ANNUAL MEETING OF SHAREHOLDERS OF

AIRTRAN HOLDINGS, INC.

May 24, 2006

PROXY VOTING INSTRUCTIONS

MAIL - Date, sign and mail your proxy card in the envelope provided as soon as possible.
- OR - TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) from any touch-tone telephone and follow the instructions. Have your proxy card available when you call. - OR -	COMPANY NUMBER
ACCOUNT NUMBER
INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.

You may enter your voting instructions at 1-800-PROXIES or www.voteproxy.com up until 11:59 PM Eastern Time the day before the cut-off or meeting date, (May 23, 2006).

ê Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. ê

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSAL 2.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

						FOR	AGAINST	ABSTAIN
1.	To elect three (3) Class I directors to the Board of Directors to serve for a three year term and until their successors are elected and qualified.			2.	To amend the Company’s 2002 First Amended and Restated Long-Term Incentive Compensation Plan.	☐	☐	☐
		NOMINEES:
☐	FOR ALL NOMINEES	O Joseph B. Leonard O Lewis H. Jordan O Don L. Chapman		3.	To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES			THE BOARD OF DIRECTORS FAVORS A VOTE “FOR” THE MATTERS ABOVE AND UNLESS INSTRUCTIONS TO THE CONTRARY ARE INDICATED IN THE SPACE PROVIDED, THIS PROXY WILL BE SO VOTED.

☐	FOR ALL EXCEPT
	(See instructions below)

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.			☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.